                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report:  February 15, 1994
               Date of Earliest Event Reported:  October 12, 1993


                           TELE-COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)


                               State of Delaware
                 (State or other jurisdiction of incorporation)


                 0-5550                                84-0588868
        (Commission File Number)          (I.R.S. Employer Identification No.)


          5619 DTC Parkway
          Englewood, Colorado                             80111
(Address of principal executive offices)                (Zip Code)


      Registrant's telephone number, including area code:  (303) 267-5500

ITEM 5.  OTHER EVENTS.

         On January 31, 1994, Tele-Communications, Inc. ("TCI") announced that TCI and Liberty Media Corporation ("Liberty") had entered into a definitive agreement (the "TCI/Liberty Agreement"), dated as of January 27, 1994 to combine the two companies. As previously announced, the transaction will be structured as a tax free exchange of Class A and Class B shares of both companies for like shares of a newly formed holding company, TCI/Liberty
Holding Company ("TCI/Liberty"). TCI shareholders will receive one share of TCI/Liberty for each of their shares. Liberty shareholders will receive 0.975 of a share of TCI/Liberty for each of their shares. The transaction is subject to the approval of both sets of shareholders as well as various regulatory approvals and other customary conditions. It is anticipated the closing of such transaction will take place during the second quarter of 1994. A copy of the TCI/Liberty Agreement is included herein as Exhibit 2.1 and is hereby incorporated by reference into this Item 5, and the foregoing description of such transaction is qualified in its entirety by reference to such Exhibit.
The letter of intent entered into between TCI and Liberty to combine the two companies was previously reported in TCI's Current Report on Form 8-K dated October 26, 1993, and audited financial statements of Liberty for the year ended December 31, 1992 were included in said filing. Historical financial information of Liberty for the nine months ended September 30, 1993 and the pro forma financial information related to the TCI/Liberty Agreement is included under Item 7 of this Report.

         On October 13, 1993, Liberty, TCI and Bell Atlantic Corporation ("BAC") announced that they had entered into a letter of intent (the "BAC Letter of Intent"), dated as of October 12, 1993, which sets forth the terms and conditions upon which the parties propose to negotiate a combination of Liberty and TCI with BAC pursuant to a series of transactions. On February 14, 1994, TCI, Liberty and BAC stated that they continue to work on the definitive documentation for their previously announced merger. The series of transactions contemplated by the BAC Letter of Intent are subject to numerous conditions including the preparation of definitive documentation, the approval of shareholders as well as various regulatory and governmental consents, approvals and waivers. A copy of the BAC Letter of Intent is included herein as Exhibit 2.2 and is hereby incorporated by reference into this Item 5, and the foregoing description of such document is qualified in its entirety by reference to such Exhibit.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements

         Liberty Media Corporation,
           Nine months ended September 30, 1993:

             Consolidated Balance Sheets,
               September 30, 1993 and December 31, 1992 (unaudited)

             Consolidated Statements of Operations,
               Three months ended September 30, 1993 and 1992 (unaudited) Nine months ended September 30, 1993 and 1992 (unaudited)

             Consolidated Statement of Stockholders' Equity,
               Nine months ended September 30, 1993 (unaudited)

             Consolidated Statements of Cash Flows,
               Nine months ended September 30, 1993 and 1992 (unaudited)

             Notes to Consolidated Financial Statements
               September 30, 1993 (unaudited)

                                                                     (continued)

(b)      Pro Forma Financial Information

         Tele-Communications, Inc. and Subsidiaries:

             Condensed Pro Forma Balance Sheet,
               September 30, 1993 (unaudited)

             Condensed Pro Forma Statement of Operations,
               Nine months ended September 30, 1993 (unaudited)

             Condensed Pro Forma Statement of Operations,
               Year ended December 31, 1992 (unaudited)

             Notes to Condensed Pro Forma Financial Statements,
               September 30, 1993 (unaudited)

         Liberty Media Corporation and Subsidiaries:

             Condensed Pro Forma Balance Sheet,
               September 30, 1993 (unaudited)

             Condensed Pro Forma Combined Statement of Operations,
               Nine months ended September 30, 1993 (unaudited)

             Condensed Pro Forma Combined Statement of Operations,
               Year ended December 31, 1992 (unaudited)

             Notes to Condensed Pro Forma Combined Financial Statements,
               September 30, 1993 (unaudited)

         "TCI/Liberty" and Subsidiaries:

             Condensed Pro Forma Balance Sheet,
               September 30, 1993 (unaudited)

             Condensed Pro Forma Statement of Operations,
               Nine months ended September 30, 1993 (unaudited)

             Condensed Pro Forma Statement of Operations,
               Year ended December 31, 1992 (unaudited)

             Notes to Condensed Pro Forma Financial Statements,
               September 30, 1993 (unaudited)



(c)      Exhibits

         (2.1)            Agreement and Plan of Merger, dated as of January 27,
                            1994, by and among Tele-Communications, Inc., Liberty Media Corporation, TCI/Liberty Holding Company, TCI Mergeco, Inc. and Liberty Mergeco, Inc.*

         (2.2)            Letter of Intent, dated October 12, 1993, among Bell
                            Atlantic Corporation, Tele-Communications, Inc. and Liberty Media Corporation.
                              Incorporated herein by reference to TCI's
                                Current Report on Form 8-K, dated October 26, 1993.


                 * The Agreement and Plan of Merger contains indexes identifying the items, including exhibits and schedules, annexed thereto. A copy of any omitted item will be furnished supplementally to the Commission upon request.

                                  SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: February 15, 1994



                                        TELE-COMMUNICATIONS, INC.
                                        (Registrant)



                                        By:/s/ Gary K. Bracken
                                           Gary K. Bracken,
                                             Senior Vice President and
                                               Controller

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Consolidated Balance Sheets
(unaudited)


Assets                                                               September 30,          December 31,
- ------                                                                   1993                   1992*
                                                                     -------------          ------------
                                                                             amounts in thousands
Cash and cash equivalents                                              $   50,670               96,253

Trade and other receivables                                                46,341               20,926
  Less allowance for doubtful receivables                                   2,919                2,404
                                                                       ----------           ----------
                                                                           43,422               18,522
                                                                       ----------           ----------

Inventories, net                                                          105,418                   --

Due from Tele-Communications, Inc. ("TCI")
  (note 12)                                                                    --                4,786

Prepaid expenses                                                           23,596                6,253

Deferred income taxes (note 10)                                             2,460                2,350

Investments in affiliates, accounted for under the equity
  method, and related receivables (note 4)                                229,033              197,263

Other investments, at cost, and related receivables (note 5)              214,568              212,993

Investment in TCI common stock (notes 6 and 12)                           104,011              104,011

Property and equipment, at cost:
  Land                                                                     18,971                   77
  Cable distribution systems                                               86,357               36,428
  Support equipment and buildings                                         117,496               18,365
  Computer and broadcast equipment                                         51,023                   --
                                                                       ----------           ----------
                                                                          273,847               54,870
  Less accumulated depreciation                                            38,400               19,395
                                                                       ----------           ----------
                                                                          235,447               35,475
                                                                       ----------           ----------

Franchise costs                                                           141,737               57,217
  Less accumulated amortization                                             4,441                2,336
                                                                       ----------           ----------
                                                                          137,296               54,881
                                                                       ----------           ----------

Other intangibles                                                         356,704               92,678
  Less accumulated amortization                                            65,644               40,372
                                                                       ----------           ----------
                                                                          291,060               52,306

Other assets, at cost, net of amortization                                  7,904                5,172
                                                                       ----------           ----------
                                                                       $1,444,885              790,265
                                                                       ==========           ==========

                                                                                           (continued)

                                      I-1

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Consolidated Balance Sheets, continued
(unaudited)


Liabilities and Stockholders' Equity                                  September 30,         December 31,
- ------------------------------------                                       1993                 1992*
                                                                      -------------         ------------
                                                                              amounts in thousands
Accounts payable                                                       $   88,202                9,985
Accrued liabilities                                                        84,437               21,562
Due to TCI (note 12)                                                        4,794                   --
Accrued compensation relating to stock
   appreciation rights (note 11)                                           41,799               18,171
Sales returns                                                              12,015                   --
Income taxes payable                                                       18,589                  808
Debt (notes 8 and 13)                                                     514,725              167,652
Other liabilities                                                              64                3,003
                                                                       ----------           ----------
      Total liabilities                                                   764,625              221,181
                                                                       ----------           ----------

Minority interests in equity of consolidated
   subsidiaries (note 9)                                                  181,555               10,020

Preferred stocks subject to mandatory redemption
  requirements (including accreted dividends) (notes 6 and 13):
     Class A Redeemable Convertible Preferred Stock,
          $.01 par value.                                                      --               12,720
     Class B Redeemable Exchangeable Preferred Stock,
          $.01 par value.                                                 129,888              122,056
     Class D Redeemable Voting Preferred Stock,
          $.01 par value.                                                  22,034               20,485
                                                                       ----------           ----------
                                                                          151,922              155,261
                                                                       ----------           ----------
Stockholders' equity (notes 11 and 15)
     Class C Redeemable Exchangeable Preferred Stock,
          $.01 par value.                                                      --                    4
     Class E, 6% Cumulative Redeemable Exchangeable Junior
          Preferred Stock, $.01 par value.                                     17                   16
     Class A common stock, $1 par value.                                   87,514               76,036
     Class B common stock, $1 par value.                                   43,340               43,340
     Additional paid-in capital                                           230,167              288,464
     Retained earnings                                                         --               10,443
     Note receivable from related party                                   (14,255)             (14,500)
                                                                       ----------           ----------
                                                                          346,783              403,803
                                                                       ----------           ----------
Commitments and contingencies (notes 4, 8 and 15)
                                                                       $1,444,885              790,265
                                                                       ==========           ==========


*Restated-see notes 7 and 10.

See accompanying notes to consolidated financial statements.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Consolidated Statements of Operations
(unaudited)


                                                                         Three months
                                                                            ended
                                                                         September 30,
                                                              --------------------------------
                                                                1993                    1992*
                                                              --------                 -------
                                                                     amounts in thousands,
                                                                     except per share data
Revenue:
  Net sales                                                   $260,462                      --
  From TCI (note 12)                                            11,020                  10,971
  From other sources                                            41,601                  26,510
                                                              --------                --------
                                                               313,083                  37,481
                                                              --------                --------
Cost of sales, operating costs and expenses:
  Cost of sales                                                169,548                      --
  Operating                                                     46,050                  15,387
  Selling, general and administrative                           75,412                   7,150
  Charges by TCI (note 12)                                       3,548                   2,357
  Compensation relating to stock
     appreciation rights (note 11)                               4,602                   3,177
  Depreciation                                                   7,981                     766
  Amortization                                                   4,640                   3,050
                                                              --------                --------
                                                               311,781                  31,887
                                                              --------                --------
          Operating income                                       1,302                   5,594

Other income (expense):
  Interest expense                                              (8,102)                 (2,934)
  Dividend and interest income, primarily
     from affiliates                                             5,500                   5,970
  Share of earnings of affiliates, net                          19,821                  12,910
  Minority interests in (earnings) losses of
     consolidated subsidiaries                                     304                  (1,454)
  Other, net                                                       540                    (748)
                                                              --------                --------
          Earnings before income taxes                          19,365                  19,338
Income tax benefit (expense)                                    (8,204)                    505
                                                              --------                --------
          Net earnings                                          11,161                  19,843

Dividend requirement on preferred stocks                        (5,732)                (10,959)
                                                              --------                --------
          Net earnings attributable to common shareholders    $  5,429                   8,884
                                                              ========                ========
Primary and fully diluted earnings attributable to common
  shareholders per common and common equivalent share         $   0.04                    0.07
                                                              ========                ========

                                                                                   (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Consolidated Statements of Operations, continued
(unaudited)

                                                                                     Nine months
                                                                                        ended
                                                                                    September 30,
                                                                        ------------------------------------
                                                                              1993                 1992*
                                                                           ----------           -----------
                                                                                 amounts in thousands,
                                                                                 except per share data
Revenue:
  Net sales                                                             $       646,507                  --
  From TCI (note 12)                                                             33,397              32,510
  From other sources                                                            115,936              78,729
                                                                        ---------------      ---------------
                                                                                795,840             111,239
                                                                        ---------------      ---------------
Cost of sales, operating costs and expenses:
  Cost of sales                                                                 417,640                  --
  Operating                                                                     125,591              56,526
  Selling, general and administrative                                           187,018              25,402
  Charges by TCI (note 12)                                                        8,016               4,800
  Compensation relating to stock
     appreciation rights (note 11)                                               23,628               8,566
  Depreciation                                                                   20,047               2,429
  Amortization                                                                   13,112               8,527
                                                                        ---------------      ---------------
                                                                                795,052             106,250
                                                                        ---------------      ---------------
          Operating income                                                          788               4,989

Other income (expense):
  Interest expense                                                              (21,357)             (6,164)
  Dividend and interest income, primarily
     from affiliates                                                             17,168              19,126
  Gain on sale of investment                                                     10,613                  --
  Loss on sale of investment to TCI (note 12)                                   (22,129)                 --
  Share of earnings of affiliates, net                                           39,092              10,494
  Minority interests in (earnings) losses of
     consolidated subsidiaries                                                   (1,621)              1,680
  Provision for impairment of investment (note 12)                               (8,167)                 --
  Other, net                                                                     (1,828)               (559)
                                                                        ---------------      ---------------
          Earnings before income taxes
             and extraordinary item                                              12,559              29,566
Income tax expense                                                               (6,769)             (2,783)
                                                                        ---------------      ---------------
          Earnings before extraordinary item                                      5,790              26,783
Extraordinary item - loss on early extinguishment
     of debt, net of taxes                                                       (2,191)                 --
                                                                        ---------------      ---------------
          Net earnings                                                            3,599              26,783

Dividend requirement on preferred stocks                                        (26,131)            (30,728)
                                                                        ---------------      ---------------
          Net loss attributable to common shareholders                  $       (22,532)             (3,945)
                                                                        ===============      ===============
Loss per common share:
     Net loss attributable to common
       shareholders before extraordinary item                           $         (0.15)              (0.03)
     Extraordinary item, net                                                      (0.02)               0.00
                                                                        ---------------      ---------------
          Net loss attributable to common shareholders                  $         (0.17)              (0.03)
                                                                        ===============      ===============

*Restated-see notes 7 and 10.

See accompanying notes to consolidated financial statements.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Consolidated Statement of Stockholders' Equity
Nine months ended September 30, 1993
(unaudited)

                                                                 Preferred Stock                     Common stock
                                                              ----------------------          -------------------------
                                                              Class C        Class E          Class A           Class B
                                                              -------        -------          -------           -------
                                                                                amounts in thousands
Balance at January 1, 1993                              $         4             16             76,036            43,340

Accreted dividends on all classes of
  preferred stock                                                --             --                 --                --
Accreted dividends on classes of preferred stock
  not subject to mandatory redemption requirements               --             --                 --                --
Cash dividends on preferred stock                                --             --                 --                --
Issuance of Class A common stock upon
  conversion of preferred stock (note 12)                        --              1              4,406                --
Issuance of Class A common stock for
  acquisition (note 7)                                           --             --              8,000                --
Redemption of preferred stock (note 12)                          (4)            --                 --                --
Acquisition and retirement of common
  stock (note 12)                                                --             --               (928)               --
Recognition of previously reserved interest income
  upon consolidation of affiliate (note 7)                       --             --                 --                --
Income tax effect related to recognition of
  previously reserved interest income upon
  consolidation of affiliate                                     --             --                 --                --
Accrued interest on note receivable from
  related party                                                  --             --                 --                --
Prepayment of interest on note receivable
  from related party (note 11)                                   --             --                 --                --
Net earnings                                                     --             --                 --                --
                                                        -----------   ------------       ------------      ------------
Balance at September 30, 1993                           $        --             17             87,514            43,340
                                                        ===========   ============       ============      ============

                                                                                             Notes
                                                                                            receivable         Total
                                                            Additional                        from             stock-
                                                             paid-in       Retained          related           holders'
                                                             capital*      earnings*          party            equity*
                                                             --------      ---------         --------         -------
                                                                            amounts in thousands
Balance at January 1, 1993                                    288,464       10,443           (14,500)           403,803

Accreted dividends on all classes of
  preferred stock                                             (12,089)     (14,042)               --            (26,131)
Accreted dividends on classes of preferred stock
  not subject to mandatory redemption requirements             16,703           --                --             16,703
Cash dividends on preferred stock                              (9,743)          --                --             (9,743)
Issuance of Class A common stock upon
  conversion of preferred stock (note 12)                       8,360           --                --             12,767
Issuance of Class A common stock for
  acquisition (note 7)                                        115,000           --                --            123,000
Redemption of preferred stock (note 12)                      (175,787)          --                --           (175,791)
Acquisition and retirement of common
  stock (note 12)                                             (17,611)          --                --            (18,539)
Recognition of previously reserved interest income
  upon consolidation of affiliate (note 7)                     26,359           --                --             26,359
Income tax effect related to recognition of
  previously reserved interest income upon
  consolidation of affiliate                                   (9,489)          --                --             (9,489)
Accrued interest on note receivable from
  related party                                                    --           --              (739)              (739)
Prepayment of interest on note receivable
  from related party (note 11)                                     --           --               984                984
Net earnings                                                       --        3,599                --              3,599
                                                             --------     --------          --------           --------
Balance at September 30, 1993                                 230,167           --           (14,255)           346,783
                                                             ========     ========          ========           ========

*Restated-see notes 7 and 10.

See accompanying notes to consolidated financial statements.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Consolidated Statements of Cash Flows
(unaudited)



                                                                          Nine months
                                                                             ended
                                                                         September 30,
                                                              ----------------------------------
                                                                1993                      1992*
                                                              --------                   -------
                                                                     amounts in thousands
                                                                         (see note 3)
Cash flows from operating activities:
  Net earnings                                                $  3,599                    26,783
  Adjustments to reconcile net earnings
     to net cash provided by operating
     activities:
       Depreciation and amortization                            33,159                    10,956
       Compensation relating to stock
         appreciation rights                                    23,628                     8,566
       Compensation arising from issuance of
         stock of a subsidiary                                   5,455                        --
       Share of earnings of affiliates, net                    (39,092)                  (10,494)
       Deferred income tax expense (benefit)                    (9,599)                    1,514
       Minority interests in earnings (losses)                   1,621                    (1,680)
       Noncash interest and dividends                             (844)                  (12,637)
       Amortization of debt discount                                --                     1,591
       Gain on sale of investment                              (10,613)                       --
       Provision for impairment of investment                    8,167                        --
       Loss on sale of investment to TCI                        22,129                        --
       Loss on early exinguishment of debt                       3,555                        --
       Other noncash charges                                     2,779                        --
       Changes in operating assets and
         liabilities, net of effect of
         acquisitions:
           Change in receivables                                (3,526)                   (3,868)
           Change in inventories                                (2,093)                       --
           Change in due to/from TCI,
             other than repayment for
             commercial paper                                    9,580                     2,627
           Change in prepaid expenses                           (8,733)                   (3,469)
           Change in payables and
             accruals                                           18,558                    (7,540)
                                                              --------                   -------
                  Net cash provided from
                     operating activities                       57,730                    12,349
                                                              --------                   -------

                                                                                     (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Consolidated Statements of Cash Flows, continued
(unaudited)

                                                                                  Nine months
                                                                                     ended
                                                                                 September 30,
                                                                --------------------------------------------
                                                                       1993                          1992*
                                                                    ---------                      --------
                                                                              amounts in thousands
                                                                                  (see note 3)
Cash flows from investing activities:
  Cash paid for acquisitions                                    $    (264,331)                      (24,086)
  Capital expended for property and
    equipment                                                         (16,959)                       (2,164)
  Additional investments in and loans
    to affiliates and others                                          (34,660)                      (82,719)
  Repayment for commercial paper from TCI                                  --                        22,057
  Return of capital from affiliates                                     4,000                        40,888
  Collection of loans to affiliates and others                         15,190                         3,565
  Cash received on redemption of
    preferred stock investment                                        112,584                            --
  Proceeds on sale of investments                                      21,767                            --
  Cash resulting from consolidation of a
     certain affiliate, net of payment therefor                            --                         1,269
  Other investing activities, net                                        (341)                       (1,630)
                                                                -------------                  -------------
          Net cash used by
            investing activities                                     (162,750)                      (42,820)
                                                                -------------                  -------------

Cash flows from financing activities:
  Borrowings of debt                                                  289,695                        95,068
  Repayments of debt                                                 (247,072)                      (17,962)
  Dividends on preferred stocks                                        (9,743)                           --
  Cash paid for redemption of preferred stocks                        (12,338)                           --
  Purchases and retirements of common stock                                --                       (49,652)
  Contributions by minority shareholders
    of subsidiary                                                      38,895                         2,847
                                                                -------------                  -------------
          Net cash provided from
            financing activities                                       59,437                        30,301
                                                                -------------                  -------------
          Net decrease in cash and
            cash equivalents                                          (45,583)                         (170)

Cash and cash equivalents
  at beginning of period                                               96,253                        99,589
                                                                -------------                  -------------
Cash and cash equivalents
  at end of period                                              $      50,670                        99,419
                                                                =============                  =============


*Restated-see notes 7 and 10.

See accompanying notes to consolidated financial statements.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 1993
(unaudited)

(1)      General and Significant Accounting Policies

         The accompanying consolidated financial statements include the accounts of Liberty Media Corporation and those of all majority-owned subsidiaries ("Liberty" or the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

         The accompanying interim consolidated financial statements are unaudited but, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results for such periods. The results of operations for any interim period are not necessarily indicative of results for the full year. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1992, as amended.

         Inventories, consisting of products held for sale, are valued at the lower of cost or market, cost being determined using the first-in, first-out method. Cost includes freight, certain warehousing costs and other allocable overhead. Market is determined on the basis of replacement cost or net realizable value, giving consideration to obsolescence and other factors.

         Net Sales include merchandise sales and shipping and handling revenues, and are reduced by incentive discounts and sales returns to arrive at net sales. The Company's sales policy allows merchandise to be returned at the customer's discretion, generally up to 30 days after the date of sale. An allowance for returned merchandise is provided based upon past experience.

         Certain amounts have been reclassified for comparability with the 1993 presentation.

         In these notes to the consolidated financial statements, any reference to TCI in connection with the issuance of the Company's preferred stock includes subsidiaries of TCI.

(2) Primary and Fully Diluted Earnings (Loss) Per Common and Common Equivalent Share

         Loss per common share for the nine months ended September 30, 1993 and 1992 was computed by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding (130,480,709 and 124,639,573 for the

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

         nine months ended September 30, 1993 and 1992, respectively). Common stock equivalents were not included in the computation of weighted average shares outstanding because their inclusion would be anti-dilutive.

         Primary earnings attributable to common shareholders per common and common equivalent share for the three months ended September 30, 1993 and 1992 was computed by dividing net earnings attributable to common shareholders by the weighted average number of common and common equivalent shares outstanding (132,828,042 and 122,344,547 for the three months ended September 30, 1993 and 1992, respectively).

         Fully diluted earnings attributable to common shareholders per common and common equivalent share for the three months ended September 30, 1993 and 1992 was computed by dividing earnings attributable to common shareholders by the weighted average number of common and common equivalent shares outstanding (132,832,190 and 122,511,856 for the three months ended September 30, 1993 and 1992 respectively).

(3)      Supplemental Disclosures to Consolidated Statements of Cash Flows

         Cash paid for interest was $17,601,000 and $2,668,000 for the nine months ended September 30, 1993 and 1992, respectively. Cash paid for income taxes was $5,970,000 and $3,160,000 for the nine months ended September 30, 1993 and 1992, respectively.

         Significant noncash investing and financing activities are as follows:

                                                                         Nine months
                                                                     ended September 30,
                                                                  -------------------------
                                                                     1993           1992
                                                                   --------       --------
                                                                     amounts in thousands
         Cash paid for acquisitions:
             Fair value of assets acquired                     $    680,787          31,672
             Net liabilities assumed                               (183,704)         (7,586)
             Common stock issued for acquisition                   (123,000)             --
             Noncash contribution for acquisition                   (32,673)             --
             Minority interests in equity of
                acquired entities                                   (77,079)             --
                                                                   --------        --------
                                                               $    264,331          24,086
                                                                   ========        ========

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

         Cash resulting from consolidation of a
            certain affiliate, net of payment therefor:
             Fair value of assets acquired                         $     --         (26,186)
             Net liabilities assumed                                     --          27,485
             Payment for additional interest                             --             (30)
                                                                   --------        --------
                 Cash acquired                                     $     --           1,269
                                                                   ========        ========
         Liberty Class A common stock issued
            upon conversion of preferred stock                     $ 12,767              --
                                                                   ========        ========
         Deferred tax liability recorded as a
           reduction to paid-in capital                            $  9,489              --
                                                                   ========        ========
         Accreted and unpaid preferred
           stock dividends                                         $ 24,176          30,728
                                                                   ========        ========
         Note issued in exchange for Liberty
           Class A common stock                                    $ 18,539              --
                                                                   ========        ========
         Notes issued in redemption
           of preferred stocks                                     $163,057              --
                                                                   ========        ========

(4)      Investments in Affiliates

         Liberty has several investments in affiliates accounted for under the equity method. Summarized unaudited results of operations for such affiliates are as follows:

                                                                       Nine months
                                                                   ended September 30,
                                                               ----------------------------
                                                                    1993             1992
                                                                  --------         --------
                                                                     amounts in thousands
         Revenue                                               $   1,497,886      1,249,328
         Operating expenses                                       (1,131,018)      (933,634)
         Depreciation
             and amortization                                       (147,176)      (138,008)
                                                               -------------  -------------
                Operating income                                     219,692        177,686

         Interest expense                                            (75,519)       (93,817)
         Other, net                                                  (46,311)       (46,032)
                                                               -------------  -------------
                Net earnings                                   $      97,862         37,837
                                                               =============  =============

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

         The following table reflects the net carrying value of the Company's investments accounted for under the equity method, including related receivables:

                                                                      September 30,         December 31,
                                                                           1993                 1992
                                                                    -----------------    -----------------
                                                                             amounts in thousands
         QVC Network, Inc. ("QVC")                                  $      68,782               58,509
         Kansas City Cable Partners ("KCCP")                               44,098               35,860
         US Cable of Lake County ("Lake County")                           25,610               25,013
         Columbia Associates, L.P. ("Columbia")                             7,788               12,975
         Lenfest Communications, Inc. ("LCI")                               6,402                6,976
         Mile Hi Cablevision Associates, Ltd.
            ("Mile Hi") (see note 7)                                           --                6,694
         The Cable Partnerships of Country Cable Co.
            and Knight-Ridder Cablevision, Inc.
            ((TKR Cable Partners and TKR Cable Company)
            (collectively referred to as ("TKR"))                          33,859               22,876
         Sunshine Network Joint Venture ("Sunshine")                        9,325               12,202
         American Movie Classics Company ("AMC")                          (13,170)             (22,125)
         Sioux Falls Cable Television ("Sioux Falls")                     (12,066)             (13,463)
         SportsChannel Chicago Associates ("Sports")                       31,592               31,385
         Home Team Sports Limited Partnership ("HTS")                      11,674               10,958
         Other investments                                                 15,139                9,403
                                                                         --------             --------
                                                                    $     229,033              197,263
                                                                         ========             ========

         During 1992, AMC distributed $39 million to the Company. The Company recorded the amount received as a reduction of its investment in AMC (see note 14). On October 1, 1993, KCCP made an $80 million distribution to the Company. Approximately $63 million was applied to repayment of the note with the remainder recorded as a reduction of the Company's investment in KCCP.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

         The following table reflects the Company's share of earnings (losses) of each of the aforementioned affiliates:

                                                                         Nine months
                                                                     ended September 30,
                                                                   ------------------------
                                                                     1993            1992
                                                                   --------        --------
                                                                     amounts in thousands
         QVC                                                   $    12,261            7,732
         KCCP                                                        8,238            6,194
         Lake County                                                   597           (1,587)
         Columbia                                                   (5,187)          (4,067)
         LCI                                                          (574)         (12,032)
         Mile Hi                                                      (380)          (1,730)
         TKR                                                        10,983            6,885
         Sunshine                                                     (764)            (893)
         AMC                                                         9,199            6,324
         Sioux Falls                                                 1,397            1,800
         Sports                                                      4,139            1,906
         HTS                                                           715              760
         Other                                                      (1,532)            (798)
                                                                  --------        ---------
                                                                  $ 39,092           10,494
                                                                  ========        =========

         The common stock of QVC is publicly traded. At September 30, 1993, based on the trading price of QVC common stock, the Company's investment in QVC had a market value of $704,808,000 (which exceeded its cost by $636,026,000). Certain of the Company's shares are subject to repurchase by certain third parties (see note 14 and 15).

         Affiliated Regional Communications, LTD. ("ARC"), a majority-owned subsidiary of the Company, owns a 49% interest in Sunshine. Sunshine provides television sports programming service in Florida. The Sunshine Joint Venture Agreement provided for an annual guaranteed distribution to ARC equal to 7.35% of Sunshine's gross revenue, excluding barter transaction revenue. Sunshine has not paid the distribution to ARC as it was subordinated to loans and advances made by ARC. Unpaid guaranteed distributions originally accrued interest at 10% per annum. 1992 amendments to the Joint Venture Agreement have discontinued the annual guaranteed distribution to ARC for years beginning in 1992 and suspended interest on the unpaid guaranteed distributions from July 1, 1992 until January 1, 1994. Effective January 1, 1994, the unpaid guaranteed distributions will bear interest at prime plus 0.875%. Total unpaid guaranteed distributions were approximately $2,433,000 at December 31, 1992.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

         Certain of the Company's affiliates are general partnerships and any subsidiary of the Company that is a general partner in a general partnership is, as such, liable as a matter of partnership law for all debts of that partnership in the event liabilities of that partnership were to exceed its assets.

(5)      Other Investments

         Other investments, accounted for under the cost method, and related receivables, are summarized as follows:


                                                                September 30,          December 31,
                                                                    1993                   1992
                                                             -----------------      -----------------
                                                                       amounts in thousands
         Limited partnership interest                         $      3,647                43,109
         Marketable equity securities (a)                           21,811                 8,841
         Convertible debt, accrued interest
             and preferred stock investment                         45,935                46,459
         Note receivable including
             accrued interest (b)                                  133,412                    --
         Receivable for redemption of
             preferred stock investment                                 --               112,584
         Other investments and
             related receivables                                     9,763                 2,000
                                                                   -------               -------
                                                              $    214,568               212,993
                                                                   =======               =======

         (a) The marketable equity securities, which are being accounted for at the lower of cost or market, had an aggregate market value of $104,489,000 (which exceeded cost by $82,678,000) at September 30, 1993.

         (b) In December 1992, Home Shopping Network, Inc. ("HSN"), a cost investment of the Company at that time and a consolidated subsidiary of the Company at September 30, 1993 (see note 7), distributed the capital stock of Silver King Communications, Inc. ("SKC"), formerly a wholly owned subsidiary of HSN, to their stockholders of record, including Liberty. This transaction was treated as a stock dividend by HSN. At the time of said dividend, intercompany indebtedness in an amount of approximately $135 million owed by SKC to HSN was converted into a secured long-term senior loan to SKC (a cost investment of the Liberty). Such loan is evidenced by a promissory note, the terms of which are governed by a Loan Agreement and the liability evidenced thereby is secured by substantially all

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

              of SKC's assets, and bears interest on the unpaid principal amount at 9.5% per annum. The note is payable in equal monthly installments of principal and interest over fifteen years.

         Management of the Company estimates that the market value, calculated utilizing a cash flow multiple or discounted future cash flow approach or publicly quoted market prices, of all of the Company's other investments aggregated $301 million and $338 million at September 30, 1993 and December 31, 1992, respectively, including amounts previously disclosed for marketable equity securities. No independent external appraisals were conducted for those assets which were valued utilizing a multiple of cash flow or discounted future cash flow approach.

(6)      Investment in TCI Common Stock

         The Company holds 2,988,009 shares of TCI Class A common stock and 3,537,712 shares of TCI Class B common stock. At September 30, 1993 and December 31, 1992, the market value of the Company's investment in TCI amounted to $164,912,000 and $140,440,000, respectively, based on its publicly quoted market price.

         Certain of the TCI common stock is held in escrow for delivery upon exchange of the Liberty Class B Redeemable Exchangeable Preferred Stock. Pending such exchange and provided that the Company is not in default of its obligations to redeem, exchange or purchase shares of the Class B Redeemable Exchangeable Preferred Stock, the Company has the right to vote the TCI common stock held in escrow on all matters submitted for a vote to the holders of TCI common stock. See also note 12.

(7)      Acquisitions

         On February 11, 1993, Liberty acquired 20,000,000 shares of the Class B Stock of HSN from RMS Limited Partnership ("RMS") for $58 million in cash and 8,000,000 shares of Liberty Class A common stock. Liberty had previously acquired shares of common stock of HSN in 1992. Such common stock acquired in 1992 and the Class B Stock acquired represented 23.5% of the common equity and 65.6% of the voting interest of HSN as of the date of acquisition. As a result of the acquisition of the controlling interest, HSN became a consolidated subsidiary of the Company for financial reporting purposes.

         On June 1, 1993, Liberty completed the purchase of approximately 16 million shares of HSN common stock at a price of $7 per share. The shares had been tendered pursuant to a tender offer initiated by the Company in April 1993. As a result of the share purchases, Liberty's ownership of HSN's common equity increased to approximately 41.5% and its voting interest increased to approximately 71%.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements


         On March 15, 1993, Mile Hi Cable Partners, L.P. ("New Mile Hi") completed the acquisition of all the general and limited partnership interests in Mile Hi, the owner of the cable television system serving Denver, Colorado. New Mile Hi is a limited partnership formed among Community Cable Television ("CCT") a general partnership owned 50.001% by the Company and 49.999% by TCI, (78% limited partnership interest), Daniels Communications, Inc. ("DCI") (1% limited partner) and P & B Johnson Corp. ("PBJC") (21% general partnership interest), a corporation controlled by Robert L. Johnson, a member of the Company's Board of Directors. New Mile Hi is a consolidated subsidiary of the Company for financial reporting purposes. Liberty's investment in Mile Hi, which was previously accounted for under the cost method, was received from TCI in the March 28, 1991 transaction whereby TCI contributed its interests in certain programming businesses and cable television systems in exchange for several different classes and series of preferred stock of Liberty. As a result of the aforementioned acquisition of Mile Hi, Liberty's investment, results of operations and stockholders' equity were adjusted retroactively to reflect Liberty's share of historical losses of Mile Hi adjusted for the amortization of the excess cost over Liberty's share of Mile Hi's historical net book value. Upon restatement, the Company's net earnings was reduced through a charge of approximately $692,000 in the nine months ended September 30, 1992.

         Prior to the acquisition, the Company, through a wholly owned subsidiary, indirectly owned a 32.175% interest in Mile Hi through its ownership of a limited partnership interest in Daniels & Associates Partners Limited ("DAPL"), one of Mile Hi's general partners. DAPL was liquidated on March 12, 1993, at which time a subsidiary of Liberty (and partner in DAPL) received a liquidating distribution consisting of its proportionate interest in DAPL's partnership interest in Mile Hi, representing the aforementioned 32.175% interest in Mile Hi. The subsidiary of Liberty also received a note payable from Mile Hi in the approximate amount of $50 million (including accrued interest) (the "Mile Hi Note") in novation of a loan receivable from DAPL in an equal amount. The subsidiary then was merged into Liberty Cable Partner, Inc. ("LCP") a wholly owned subsidiary of the Company and a general partner of CCT.

         The total value of the acquisition was approximately $180 million. Of that amount, approximately $70 million was in the form of Mile Hi debt paid at the closing. Another $50 million was in the form of the Mile Hi Note, which debt was assumed by New Mile Hi and then by CCT. Of the remaining $60 million, approximately $40 million was paid in cash to partners in Mile Hi in exchange for their partnership interests. The remaining $20 million of interest in Mile Hi was acquired by New Mile Hi through the contribution by LCP to CCT and by CCT to New Mile Hi of the 32.175% interest in Mile Hi received in the DAPL liquidation and by DCI's contribution to New Mile Hi of a 0.4% interest in Mile Hi.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

         Of the $110 million in cash required by New Mile Hi to complete the transaction, $105 million was loaned to New Mile Hi by CCT and $5 million was provided by PBJC as a capital contribution to New Mile Hi. Of the $5 million contributed by PBJC, approximately $4 million was provided by CCT through loans to Mr. Johnson and trusts for the benefit of his children. CCT funded its loans to New Mile Hi and the Johnson interests by drawing down $93 million under its revolving credit facility and by borrowing $16 million from TCI in the form of a subordinated note.

         The Mile Hi Note was eliminated upon consolidation. An amount representing the differential between interest expense accrued by Mile Hi and interest income accrued by the Company has been reflected as an addition to stockholders' equity. Such interest income had previously been reserved by the Company.

         Amounts were originally allocated to property and equipment and franchise costs at the date of acquisition based upon estimated fair values. Certain amounts were reclassified between property and equipment and franchise costs in the third quarter of 1993 to reflect the actual fair values determined upon receipt of final appraisal.

         The acquisitions of HSN and all the general and limited partnership interests in Mile Hi were accounted for by the purchase method. Accordingly, the results of operations of such acquired entities have been consolidated with those of the Company since their respective dates of acquisition. On a pro forma basis the Company's revenue would have been increased by approximately $111,208,000 and $820,339,000 for the nine months ended September 30, 1993 and 1992, respectively, had the acquisition occurred prior to January 1, 1992. Earnings before extraordinary item, on a pro forma basis would have been decreased by approximately $10,575,000 and $20,793,000 for the nine months ended September 30, 1993 and 1992, respectively. Net loss attributable to common shareholders and loss per common share would have increased by $15,626,000 and $0.12, respectively, for the nine months ended September 30, 1993 and net loss attributable to common shareholders and loss per common share would have increased by $20,839,000 and $0.16, respectively, for the nine months ended September 30, 1992. The foregoing unaudited pro forma financial information was based upon historical results of operations adjusted for acquisition costs and, in the opinion of management, is not necessarily indicative of the results had the Company operated the acquired entities since prior to January 1, 1992.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(8)      Debt

         Debt is summarized as follows:

                                                                      September 30,              December 31,
                                                                           1993                      1992
                                                                    -----------------         -----------------
                                                                              amounts in thousands
         Note payable to bank (a)                                        $  6,040                     6,257
         Note payable to bank (b)                                          24,486                    25,954
         Note payable to bank (c)                                          84,500                    25,000
         Liability to seller (d)                                           19,637                    19,637
         Unsecured note payable (e)                                         1,090                     1,635
         Convertible notes payable (f)                                     12,710                    12,121
         Note payable to TCI (g)                                            4,322                     4,322
         Notes payable to TCI (h)                                          76,952                        --
         Notes payable to TCI (i)                                         104,644                        --
         Note payable to affiliate (j)                                     63,167                    61,391
         Notes payable to bank (k)                                        110,000                        --
         Note payable to bank                                                  --                     7,000
         Other debt, with varying rates
             and maturities                                                 7,177                     4,335
                                                                         --------                  --------

                                                                         $514,725                   167,652
                                                                         ========                  ========


         (a) Payable by Command Cable of Eastern Illinois Limited Partnership ("Command").

               This loan is payable in quarterly installments as defined in the related loan agreement, with a final payment on September 30, 1994. Such loan provides for interest at varying rates which approximate the prime rate (6% at September 30, 1993). All of Command's cable television assets are pledged as collateral under this loan agreement.

         (b)   Payable by US Cable of Paterson ("Paterson").

               This term loan has quarterly principal payments in increasing amounts through December 31, 1996. In addition to the scheduled quarterly payments, an annual payment is required based upon the prior year's excess cash flow, as defined. The loan agreement also required a $1,000,000 payment to be made during 1992. The outstanding balance of the loan accrues interest at varying rates which approximate the prime rate (6% at September 30, 1993). The terms of the agreement include,

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

               in addition to other requirements, the maintenance of certain financial ratios and limit capital expenditures and lease payments. The loan is secured and collateralized by the assets of Paterson, the franchise rights and the assignment of its various leases and contracts.

               Paterson entered into an interest rate swap agreement to reduce the impact of changes in interest rates on its floating rate bank loan payable. This agreement effectively fixes a portion of Paterson's interest rate on $6 million of its floating rate debt to a fixed rate of 8.25% plus the adjustment based on the results of a certain financial ratio, as discussed above. The agreement expires on April 18, 1995. Paterson could be exposed to credit loss in the event of nonperformance by the other parties to this agreement. However, Paterson does not anticipate any such nonperformance.

         (c)   Payable by CCT.

               This revolving line of credit provides for borrowings of up to $145,000,000 through March 31, 1995. Such facility provides for mandatory commitment reduction payments through December 31, 1999 and had a weighted average interest rate of 5.4% at December 31, 1992. The revolving credit facility permits CCT to borrow from the banks to fund acquisitions of cable television systems and for other general corporate purposes, subject to compliance with the restrictive covenants (including ratios of debt to cash flow and cash flow to interest expense, as defined) contained in the loan agreement governing the facility.

         (d)   Payable by ARC.

               The liability represents the discounted amount estimated under the "Earnout Rights" agreement between ARC and a related party of Astros Programming Services, Inc. The agreement requires annual payments during a five-year period equal to 86% of the Earnings Before Depreciation, Interest and Income Taxes ("EBDIT"), as defined, of the "DBS Business," as defined, of ARC over the base EBDIT. The remaining minimum amount required under the agreement is $19,637,000 with a maximum payment of $60,000,000 required if the above calculation yields a greater amount due. The discount was deferred and amortized over the life of the agreement using the effective interest method. Amortization of the discount amounted to $1,591,000 for the nine months ended September 30, 1992 and was fully amortized as of December 31, 1992.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

         (e)   Payable by LMC Regional Sports, Inc.

               This note payable, which bears interest at the prime rate, is payable in equal quarterly installments through June 30, 1994.

         (f)   Payable by ARC.

               These notes are due December 30, 2000 and bear interest at 10% per annum. The notes are convertible, at the option of the holders, into an 11.65% limited partnership interest in ARC.

         (g)   Payable by LMC Chicago Sports, Inc.

               This note payable, which bears interest at the prime rate, is payable on December 31, 1996 and is secured by the Company's general partnership interest in Sports.

         (h)   Payable by Liberty.

               This $10,052,000 note payable and $66,900,000 note payable bear interest at 11.6% per annum. The notes are payable on February 1, 1997, and are secured by the Company's partnership interest in CCT and in the Mile Hi Note.

         (i)   Payable by Liberty.

               This $18,539,442 note payable and $86,105,000 note payable bear interest at 6% per annum and are payable on December 3, 1993. From and after maturity, the unpaid amount of these notes will bear interest at 10% per annum, payable on demand.

         (j)   Payable by Liberty Cable of Missouri, Inc.

               This note is payable to KCCP by a subsidiary of the Company. Such subsidiary owns a 50% general partnership interest in KCCP. The note payable is due on June 30, 2002. Interest on the note accrues at the same rate or rates that KCCP pays on debt incurred for the purpose of making the loan and compounds annually. The note is secured by a pledge of the Company's interest in KCCP and any distributions received from KCCP must be applied to repayment of the note (see note 4).

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

         (k)   Payable by HSN.

               These notes payable consist of a $60 million unsecured senior term loan, $25 million of which matures on each of June 15, 1994 and 1995 and $10 million of which matures on December 15, 1995; and a $50 million unsecured senior term loan, $25 million of which matures on each of January 31, 1997 and 1998; and a $40 million three-year senior unsecured revolving credit facility. The revolving credit facility provides for yearly extension options at the request of HSN and is subject to the approval of participating banks. At September 30, 1993 $40 million of the senior revolving credit facility remains available. The interest rate on borrowings on the senior term loans and revolving credit facility is tied to the London Interbank Offering Rate ("LIBOR"), plus an applicable margin which is subject to adjustment and currently ranges between two and two and one-eighth percent (2 & 2-1/8%) and is subject to adjustment. At October 31, 1993, the interest rates were 5.4375% on $30 million, 5.3125% on $30 million and 5.50% on the remaining $50 million. Restrictions contained in the senior term loans and revolving credit agreement include, but are not limited to, limitations on the encumbrance and disposition of assets and the maintenance of various financial covenants and ratios.


(9)      Promissory Notes

         CCT has a note payable to TCI of approximately $57 million, including accrued interest, due January 1, 2000. The note bears interest at 12% per annum through December 31, 1992 and 8% per annum thereafter. The note, net of payments made, is reflected as an addition to minority interest in the accompanying consolidated financial statements due to its related party nature. Additionally, CCT has approximately $32 million in notes receivable from TCI due January 1, 2000. The notes earn interest at 11.6% per annum. These notes are reflected as a reduction of minority interest in the accompanying consolidated financial statements as they represent subscription notes receivable.

(10)     Income Taxes

         Liberty files a consolidated tax return with all of its 80% or more owned subsidiaries. Consolidated subsidiaries in which the Company owns less than 80% each file a separate Federal income tax return. Liberty and such subsidiaries calculate their respective tax liabilities on a separate return basis which are combined in the accompanying consolidated financial statements.

         The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109 ("Statement No. 109"), "Accounting for Income Taxes." Statement No. 109 requires a change from the deferred method of accounting for income taxes of

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

         APB Opinion No. 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         The Company adopted Statement No. 109 in 1993 and has applied the provisions of Statement No. 109 retroactively to January 1, 1986. The Company restated its financial statements for the years beginning January 1, 1986 through December 31, 1992. The effect of the implementation of Statement No. 109 was a net increase to stockholders' equity and a reduction to deferred taxes payable of $59,126,000.

         New tax legislation was enacted in the third quarter of 1993 which, among other matters, increased the corporate Federal income tax rate from 34% to 35%. The company has reflected the tax rate change in its consolidated statements of operations in accordance with the treatment prescribed by Statement No. 109.

         Certain of the Federal income tax returns of TCI are presently under examination by the Internal Revenue Service ("IRS") for the years 1978 through 1990. This examination, or any subsequent examinations for periods up to March 28, 1991, may result in proposed adjustments for additional income taxes relating to Liberty. If and when future settlements with the IRS become final and nonappealable and if adjustments relating to Liberty are required to any consolidated return year as previously filed, Liberty and TCI have agreed to give effect to such adjustments as if they had been made a part of the original calculation of tax liabilities and benefits. Any amount remaining due or previously overpaid shall be paid or refunded as the case may be.

(11)     Stockholders' Equity

         General

         Liberty is authorized to issue 300,000,000 Class A shares and 100,000,000 Class B shares. Liberty had 87,513,778 Class A shares and 43,340,320 Class B shares outstanding at September 30, 1993 and 76,036,000 Class A shares and 43,340,320 Class B shares outstanding at December 31, 1992.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

         The Class A common stock has one vote per share and the Class B common stock has ten votes per share. Each share of Class B common stock is convertible, at the option of the holder, into one share of Class A common stock.

         On December 3, 1992, Liberty effected a stock split in the form of a stock dividend whereby each shareholder of record received three additional shares for each share held and on March 17, 1993, Liberty effected a stock split in the form of a stock dividend whereby each shareholder of record received one additional share for each share held (the "Stock Dividends"). The share amounts throughout the notes to the consolidated financial statements have been adjusted to give effect to the Stock Dividends.

         Stock Options

         The Company has an employment agreement with an officer (who is also a director). Pursuant to this agreement, such officer was granted an option to acquire 100,000 shares of Liberty Class B common stock at a purchase price of $256 per share (reflects actual shares issued). The employment agreement was amended and the option was exercised with cash and a $25,500,000 note. This note bears interest at 7.54% per annum.

         The 100,000 shares issued by Liberty upon exercise of this option, together with all subsequent dividends and distributions thereon, (collectively, with the 100,000 shares, totaling 16,000,000 Liberty Class B common stock and 200,000 Class E Preferred Stock at December 31, 1992, the "Option Units"), are subject to repurchase by the Company under certain circumstances. The Company's repurchase right terminates as to 20% of the Option Units per year, commencing March 28, 1992, and will terminate as to all of the Option Units in the event of death, disability or under certain other circumstances.

         On October 24, 1992, said officer of the Company entered into a letter agreement with respect to the timing and method of payment under the promissory note and the release of the 200,000 shares of Class E Preferred Stock from the collateral securing the promissory note. A payment of approximately $984,000 for all interest accruing during calendar 1993 (after giving effect to a discount at the rate of 7.54% per annum to reflect the time value of money received prior to the scheduled payment date) was made in March 1993. After giving effect to the payment and the terms of the letter agreement, the remaining principal balance on the note is approximately $14,500,000. The next scheduled payment will be on October 24, 1994 in the principal amount of approximately $4,300,000 plus interest accrued from December 31, 1993 to the payment date.

         Stock Appreciation Rights

         The Company has granted to certain of its officers stock appreciation rights with respect to 2,240,000 shares of Liberty Class A common stock. These rights have an adjusted

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

         exercise price of $0.80 per share, become exercisable and vest evenly over seven years. Stock appreciation rights expire on March 28, 2001. Estimates of compensation relating to these stock appreciation rights have been recorded through September 30, 1993, but are subject to future adjustments based upon market value and, ultimately, on the final determination of market value when the rights are exercised. Stock appreciation rights with respect to 14,000 shares have been exercised as of September 30, 1993. Stock appreciation rights with respect to 526,000 shares were exercised on October 29, 1993 and on November 2, 1993 stock appreciation rights with respect to 240,000 shares were exercised. Three officers of the Company were paid a total of $21,541,200 (the difference between the market price and exercise price on the dates exercised).

         In June 1993, the Company granted an aggregate of 56,000 non-qualified stock options with stock appreciation rights to certain officers and key employees under the Company's 1991 Stock Incentive Plan. Each option is exercisable for one share of Class A common stock at an exercise price of $19.08. The options vest in five equal annual installments commencing June 3, 1994 and expire in June 2003. Estimates of compensation relating to these stock options with stock appreciation rights have been recorded through September 30, 1993, but are subject to future adjustments based upon market value and, ultimately, on the final determination of market value when the rights are exercised.

(12)     Transactions With TCI

         Certain subsidiaries of Liberty produce and/or distribute sports and other programming to cable television operators (including TCI) and others. Charges to TCI are based upon customary rates charged to others.

         Certain subsidiaries of Liberty purchase, at TCI's cost plus an administrative fee, certain pay television and other programming through a subsidiary of TCI. In addition HSN pays a commission to TCI for merchandise sales to customers who are subscribers of TCI's cable systems. Aggregate commission and charges to TCI were approximately $7,868,000 and $2,309,000 for the nine months ended September 30, 1993 and 1992, respectively.

         TCI and Liberty are parties to a services agreement pursuant to which TCI agreed to provide, among other things, certain financial reporting, tax and other administrative services to the Company. In addition, the employees of certain of the Company's subsidiaries remained on the TCI payroll until December 31, 1992. The Company reimbursed TCI for their salaries and related employment expenses. A subsidiary of the Company also leases office space and satellite transponder facilities from TCI. Charges by TCI under such arrangements amounted to $148,000 and $2,490,000 for the nine months ended September 30, 1993 and 1992, respectively. As of January 1, 1993, no employees of the Company's subsidiaries remained on the TCI payroll.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements


         On March 26, 1993, Liberty and TCI and certain of their respective subsidiaries entered into a series of agreements regarding the repurchase by Liberty of certain shares of its common and preferred stock from TCI and the purchase by TCI of certain cable television investments from Liberty and on June 3, 1993, Liberty completed the transactions contemplated by said agreements. The first such agreement (the "Recapitalization Agreement") was between Liberty, TCI Liberty, Inc. ("TCIL") and Tele-Communications of Colorado, Inc. ("TCIC") both of which are wholly owned subsidiaries of TCI. The Recapitalization Agreement provides for the Company's repurchase of approximately 928,000 shares of Liberty Class A common stock owned by TCIL, and repurchase all of the outstanding shares of the Class C Preferred Stock. Liberty paid an aggregate purchase price for the Class C Preferred Stock of approximately $175 million and approximately $19 million for the shares of Class A common stock. The aggregate price of approximately $194 million was satisfied by delivery of approximately $12 million in cash and four promissory notes totaling approximately $182 million (see note 8). The shares of Class A common stock sold by TCIL are part of those received upon conversion of the Company's Class A Redeemable Convertible Preferred Stock into 4,405,678 shares of Liberty Class A common stock and 55,070 shares of Class E Preferred Stock.

         In connection with the Recapitalization Agreement, TCIC and LCP entered into an Option-Put Agreement (the "Option-Put Agreement"). Under the Option-Put Agreement, between September 30, 1993 and December 31, 1993, LCP will have the right to require TCIC to purchase LCP's Class B partnership interest in CCT and the Mile Hi Note for an amount equal to $66,900,000 plus interest on such amount from the date of the Option-Put Agreement. Between June 30, 1994 and September 30, 1994, TCIC will have the option to purchase LCP's interest in CCT and the Mile Hi Note for an amount equal to $66,900,000 plus interest on such amount from the date of the Option-Put Agreement.

         Additionally, in January of 1996 TCIC will have the option to purchase, and in January of 1997 LCP will have the right to require TCIC to purchase all of LCP's Class A and Class B partnership interest in CCT and the Mile Hi Note for a purchase price equal to $76,952,000 (less any amount previously paid for interest in CCT and the Mile Hi
         Note) plus interest on such amount from the date of the Option-Put Agreement.

         Also on June 3, 1993, Liberty and a subsidiary of TCI entered into the second such agreement (the "Purchase and Sale Agreement") pursuant to which a TCI subsidiary purchased from the Company a 16% limited partnership interest in Intermedia Partners for a purchase price of approximately $9 million (which resulted in a loss in the Company's statement of operations of approximately $22 million). Also pursuant to which TCI has an option to purchase the Company's remaining 6% interest in Intermedia Partners prior to December 31, 1995 for approximately $3.6 million plus interest at 8%

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

         per annum (which resulted in a provision for impairment of investment in the Company's statement of operations of approximately $8 million).

         On October 8, 1993, Liberty announced that the Boards of Directors of TCI and Liberty had entered into a letter of intent (the "TCI/Liberty Letter of Intent"), dated as of October 7, 1993, to combine the two companies. The transaction would be structured as a tax-free exchange of Class A and Class B shares of both companies for like shares of a to-be formed holding company ("Newco"). TCI shareholders will receive one share of Newco for each of their shares. Liberty shareholders will receive 0.975 of a share of Newco for each of their shares. The transaction is subject to the preparation of definitive documentation, the approval of both sets of shareholders as well as various regulatory approvals and other customary conditions.

         On October 13, 1993, Liberty, TCI and Bell Atlantic Corporation ("BAC") announced that they had entered into a letter of intent (the "BAC Letter of Intent"), dated as of October 12, 1993, which sets forth the terms and conditions upon which the parties propose to negotiate a combination of Liberty and TCI with BAC pursuant to a series of transactions.The series of transactions contemplated by the BAC Letter of Intent are subject to numerous conditions including the preparation of definitive documentation, the approval of shareholders as well as various regulatory and governmental consents, approvals and waivers.

(13)     Fair Value of Financial Instruments

         Cash and Cash Equivalents, Trade and Other Receivables
         Due to/from TCI, Prepaid Expenses, Accounts Payable,
         Accrued Liabilities, Sales Returns, and Income Taxes Payable

         The carrying amount approximates fair value because of the short maturity of these instruments.

         Debt

         The carrying amount approximates fair value.

         Preferred Stocks, Subject to Mandatory Redemption Requirements

         The fair values of the Company's preferred stocks subject to mandatory redemption requirements were based on management's estimates. These estimates were made by reference to the market values of other similar publicly traded instruments. Neither independent external appraisals nor dealer quotes were obtained.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

         Interest Rate Swap Agreement

         The fair value of the interest rate swap agreement was obtained from a dealer quote. The value represents the estimated amount the Company would receive (pay) to terminate the agreement.


         The estimated fair value of the Company's financial instruments are summarized as follows:

                                                            September 30, 1993
                                                    ----------------------------------
                                                     Carrying             Estimated
                                                      amount              fair value
                                                    ----------          --------------
                                                           amounts in thousands
         Preferred stocks subject to
           mandatory redemption                      $151,922               169,862
         Interest rate swap agreement                      --                  (409)



         Limitations

         Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature, involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(14)     Subsequent Events

         On September 16, 1993, Liberty announced that one of its subsidiaries received notice from Rainbow Program Enterprises ("Rainbow") that Rainbow had elected to purchase Liberty's 50% partnership interest in AMC under the terms of a buy/sell provision contained in the AMC partnership agreement. A subsidiary of Liberty had initiated the buy/sell procedure on August 2, 1993. Liberty expects to receive net pre tax cash proceeds of approximately $170 million from the sale and an additional $5 million from a buy-out of Liberty's consulting agreement with AMC. The $170 million cash proceeds consist of $195 million sales price reduced by Liberty's proportionate share of AMC's debt. The sale is scheduled to close on November 30, 1993.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

         On July 12, 1993, HSN received a merger proposal from QVC. Representatives of HSN met with representatives of QVC to discuss the merger proposal and the terms and conditions of a definitive merger agreement regarding the merger; however, QVC had not entered into any agreement, arrangement or understanding with HSN regarding the merger. On November 5, 1993, HSN and QVC agreed to terminate negotiations on QVC's merger proposal to HSN.

         On November 11, 1993 Liberty and TCI entered into an agreement with the staff of the Federal Trade Commission ("FTC") which provides that in the event that QVC is successful in acquiring Paramount Communications, Inc. ("Paramount"), Liberty and TCI will be required to divest their interests in QVC within 18 months of the FTC's formal approval of the agreement. Additionally, while QVC's bid for Paramount is still ongoing, Liberty and TCI agree to refrain from voting their QVC shares, other than for the acquisition of Paramount and the related financing. They also agree to cause all QVC directors designated by Liberty or TCI to resign and not to participate in the management or control of QVC. If QVC's bid for Paramount is terminated, the FTC agreement also terminates. The agreement is subject to acceptance by the FTC.

         Concurrently, Liberty has entered into a separate agreement with QVC conditioned upon the acceptance of the FTC agreement by the FTC, to exit all stockholder and voting agreements relating to QVC, with the option to be reinstated as a party to those agreements in the event QVC's Paramount bid is terminated. In turn, if its Paramount acquisition is consummated, QVC has agreed that during the last four months of the divestiture period, Liberty and TCI may put their shares to QVC for $60 per share. QVC may satisfy the put in cash or by compensating Liberty and TCI for any shortfall in the sale of their shares below $60. Liberty also agreed with QVC that it would not sell any of its shares for at least six months unless the Paramount acquisition is terminated.

(15)     Commitments and Contingencies

         In February of 1991, the Company entered into an agreement with certain of its stockholders which provides the Company the right upon the occurrence of a "call triggering event" to require such persons to sell the shares of Liberty common stock owned by them, and would provide such persons the right upon the occurrence of a "put triggering event" to sell their shares of Liberty common stock, in a registered public offering or to one or more third parties selected by the Company. A "call triggering event" consists of the issuance or adoption of a decree by a governmental authority and the determination by an independent committee of the Board of Directors that divestiture by any or all of such persons of his or its Liberty common stock is necessary in order to comply with the decree or is in the best interest of the Company in light of material restrictions that would be imposed on the Company's business absent such divestiture.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

         A "put triggering event" consists of the issuance or adoption of a decree by a governmental authority requiring any or all of such persons to divest his or its shares of Liberty common stock or TCI common stock or rendering such person's continued ownership thereof illegal or subject to fine or penalty or imposing material restrictions on such person's full rights of ownership of such shares, provided that one of the essential facts giving rise to such decree or that renders such decree applicable to such person is the dual ownership by such person of voting securities of both the Company and TCI. In each case, the Company would guarantee the sale price for certain of the shares to be sold. The Company believes that it would not be required to make any material payments in such event as the Company anticipates that the aggregate proceeds derived from any sale of such stock to the public or other third parties would approximate the guaranteed sales price, before giving effect to any required tax adjustment. If income taxes are payable by such persons with respect to such sales, the amount of the adjustment would be approximately $8.82 per share (assuming an effective tax rate of 36% based on Federal and state income tax rates in effect on September 30, 1993 and a sale price of $24-1/2 per share based on the last reported sale price for the Class A common stock on September 30, 1993.) The Company believes that the likelihood of the occurrence of a put triggering event is remote.

         The guaranteed sale price for shares of Liberty common stock that constitute "Covered Shares" (as defined) would be determined on the basis of the proportionate share that such shares represent of the fair market value of the Company on a going concern or liquidation value basis (whichever method yields a higher valuation), subject to an upward adjustment for taxes. In the aggregate, 41,162,880 shares of Liberty common stock are currently covered by the agreement.

         Liberty leases business offices, has entered into pole rental agreements and transponder lease agreements, and uses certain equipment under lease arrangements. In addition, as of September 30, 1993, the Company had long-term sports program rights contracts which require payments through 1998 aggregating approximately $45,020,000.

         The Company has also entered into agreements extending through 2006 with various motion picture studios for nonexclusive licenses to exhibit certain films. As of September 30, 1993, these agreements require minimum payments aggregating approximately $84,810,000. Total payments are anticipated to be significantly higher but are not currently estimatable because the payments are based on future events including United States theatrical film rentals.

         ARC has guaranteed Sunshine's obligation to make payments (aggregating approximately $2,280,000 through June 1994) under a certain sports program rights agreement.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

         The Company owns shares of QVC common stock and shares of QVC Series C Preferred Stock (the "Series C Preferred") which are convertible into shares of QVC common stock, which together represent the beneficial ownership of approximately 29% of QVC's common equity as of September 30, 1993, assuming for this purpose the conversion of the Series C Preferred but not the exercise or conversion by any other holder of warrants or convertible securities of QVC. Certain of such shares are subject to repurchase by QVC in the event that commitments to carry its programming are not met. Approximately 40% of the shares which the Company holds or would hold upon exercise or conversion of convertible securities, are "unvested" and are subject to such repurchase rights by QVC. QVC's repurchase rights with respect to QVC securities held by the Company are exercisable over a period of time, ending in the year 2004, if certain carriage commitments made by Satellite Services, Inc. ("SSI"), an indirect wholly owned subsidiary of TCI, are not met. Under the terms of a certain agreement pursuant to which the Company acquired from TCI a substantial number of the QVC securities it now beneficially owns, TCI has agreed to reimburse the Company in the event QVC exercises its right to repurchase certain of the "unvested" shares. Such reimbursement will be based on the value assigned such shares when the Company acquired them from TCI, which is substantially below the current market price of such shares. Pursuant to an agreement dated November 11, 1993 between the Company and QVC (the "QVC Agreement"), in the event QVC acquires control of Paramount (in which event the Company is required to divest its interest in QVC under the terms of an agreement with the staff of the FTC), QVC has agreed to waive any repurchase rights with respect to the Company's QVC Securities.

         The QVC Agreement modifies the provisions of a stockholders' agreement with Comcast Corporation ("Comcast") and Barry Diller, pursuant to which, Liberty may have been required to sell approximately 2.5 million shares of QVC common stock to Comcast and approximately 800,000 shares to Mr. Diller. The purchase price under the Comcast purchase right was $22.00 per share plus an interest component based on the "prime rate" from December 1, 1992 to the date of purchase, and under Mr. Diller's purchase right, the purchase price was $30.00 per share plus an amount equal to 10% plus the rate of inflation per year from December 9, 1992 to the date of exercise. Under the QVC Agreement, Comcast has the right to purchase 1,690,041 shares of QVC common stock from the Company at a purchase price of $18.60 per share plus interest at the rate of 6% per annum from November 11, 1993 to the date of purchase, and Mr. Diller has the right to purchase 1,627,934 shares of QVC common stock from the Company at a purchase of price of $34.072 per share plus interest at the prime rate from the date Mr. Diller exercises his right to the date of purchase. Comcast has notified the Company that it intends to exercise its right to purchase (which is immediately exercisable) on November 16, 1993. Mr. Diller's right to purchase is exercisable for a 30 day period commencing in June 1994 and he is required to close his purchase within 120 days of the exercise date.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements


         Certain of the Company's affiliates are general partnerships and any subsidiary of the Company that is a general partner in a general partnership is, as such, liable as a matter of partnership law for all debts of that partnership in the event liabilities of that partnership were to exceed its assets.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                    Condensed Pro Forma Financial Statements

                               September 30, 1993
                                  (unaudited)


         The following unaudited condensed pro forma balance sheet of TCI, dated as of September 30, 1993, assumes that the proposed merger (the "TCI/Liberty Merger"), whereby TCI and Liberty will each become wholly-owned subsidiaries of TCI/Liberty, had occurred as of such date (see note 1).

         In addition, the unaudited condensed pro forma statements of operations of TCI for the nine months ended September 30, 1993 and the year ended December 31, 1992 assume that the proposed TCI/Liberty Merger had occurred prior to January 1, 1992.

         The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the TCI/Liberty Merger had occurred as of January 1, 1992. These condensed pro forma financial statements, which do not reflect the effects of the proposed merger of BAC, TCI and Liberty, should be read in conjunction with the condensed unaudited pro forma financial statements of Liberty and TCI/Liberty included elsewhere herein and the respective historical financial statements of TCI and Liberty.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                       Condensed Pro Forma Balance Sheet
                                  (unaudited)


                                                 September 30, 1993
                                      ----------------------------------------
                                         TCI          Pro forma
                                      Historical   Adjustments(1)   Pro forma
                                      ----------   --------------   ---------
Assets                                          amounts in millions
- ------
Cash and receivables                   $    216          --             216

Investment in other affiliates
  and Turner Broadcasting System,
  Inc., and related receivables           1,550        (156)(2)       1,394

Property and equipment, net of
  accumulated depreciation                4,825          --           4,825

Franchise costs and other assets,
  net of amortization                     9,608          --           9,608
                                       --------      ------          ------

                                       $ 16,199        (156)         16,043
                                       ========      ======          ======

Liabilities and Stockholders' Equity
- ------------------------------------

Payables and accruals                  $    708          --             708

Debt                                     10,194          --          10,194

Deferred income taxes                     3,292          --           3,292

Other liabilities                            83          --              83
                                       --------      ------          ------

    Total liabilities                    14,277          --          14,277
                                       --------      ------          ------

Minority interests                          288          --             288

Redeemable preferred stocks                  18         (18)(3)          --

Common stockholders' equity:
  Class A common stock                      463         (82)(4)         381
  Class B common stock                       47          (3)(4)          44
  Additional paid-in capital              1,912        (248)(4)       1,664
  Cumulative foreign currency
    translation adjustment                  (21)         --             (21)
  Accumulated deficit                      (452)         --            (452)
  Treasury stock, at cost                  (333)        333 (4)          --
  Investment in TCI/Liberty                  --        (156)(2)        (138)
                                                         18 (3)
                                       --------      ------          ------
                                          1,616        (138)          1,478
                                       --------      ------          ------

                                       $ 16,199        (156)         16,043
                                       ========      ======          ======


 See accompanying notes to unaudited condensed pro forma financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                  Condensed Pro Forma Statement of Operations
                                  (unaudited)


                                        Nine months ended September 30, 1993
                                      ----------------------------------------
                                         TCI          Pro forma
                                      Historical   Adjustments(1)   Pro forma
                                      ----------   --------------   ---------
                                                amounts in millions,
                                              except per share amounts
Revenue                                $  3,104          --           3,104

Operating, selling, general and
  administrative expenses                (1,695)         --          (1,695)

Depreciation and amortization              (659)         --            (659)
                                       --------      ------          ------

    Operating income                        750          --             750

Interest expense                           (549)         --            (549)

Interest and dividend income                 23          --              23

Share of losses of Liberty                    4          (4)(5)          --

Share of losses of other
  affiliates, net                           (44)         --             (44)

Gain on disposition                          49          --              49

Loss on early extinguishment of debt        (17)         --             (17)

Other income, net                           (12)         --             (12)
                                       ---------     ------          -------

    Earnings before income taxes            204          (4)            200

Income tax expense                         (175)          2 (6)        (173)
                                       --------      ------          ------

    Net earnings                       $     29          (2)             27

Dividend requirement on
  redeemable preferred stocks                (2)          2 (7)          --
                                       --------      ------          ------

    Net earnings applicable to
      common shareholders              $     27          --              27
                                       ========      ======          ======

Primary earnings per common and
  common equivalent share              $    .06
                                       ========


 See accompanying notes to unaudited condensed pro forma financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                  Condensed Pro Forma Statement of Operations
                                  (unaudited)


                                            Year ended December 31, 1992
                                       ---------------------------------------
                                          TCI         Pro forma
                                       Historical   Adjustments(1)   Pro forma
                                       ----------   --------------   ---------
                                                  amounts in millions,
                                                except per share amounts
Revenue                                 $  3,574            --         3,574

Operating, selling, general and
  administrative expenses                 (1,946)           --        (1,946)

Depreciation and amortization               (672)           --          (672)
                                        --------        ------        ------

    Operating income                         956            --           956

Interest expense                            (718)           --          (718)

Interest and dividend income                  69            --            69

Share of earnings of Liberty                  14           (14)(5)        --

Share of losses of other
  affiliates, net                           (103)           --          (103)

Gain on disposition                            9            --             9

Loss on early extinguishment of debt         (67)           --           (67)

Other expense, net                           (29)           --           (29)
                                        --------        ------        ------

    Earnings before income taxes             131           (14)          117

Income tax expense                          (150)            6 (6)      (144)
                                        --------        ------        ------

    Loss from continuing operations     $    (19)           (8)          (27)
                                        ========        ======        ======

    Dividend requirement on
      redeemable preferred stocks       $    (15)           15 (7)        --
                                        ========        ======        ======

    Net loss applicable to
      common shareholders
      from continuing operations        $    (34)            7           (27)
                                        ========        ======        ======

Loss per common share
  from continuing operations            $   (.08)
                                        ========


 See accompanying notes to unaudited condensed pro forma financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

               Notes to Condensed Pro Forma Financial Statements

                               September 30, 1993
                                  (unaudited)


(1) Pursuant to the TCI/Liberty Agreement, the TCI/Liberty Merger will be structured as a tax free exchange whereby the common and preferred stock of TCI and Liberty would be exchanged for like shares of TCI/Liberty. The TCI/Liberty Agreement provides that each share of TCI's and Liberty's common stock (other than shares of common stock owned by TCI, Liberty or their respective subsidiaries) would be converted into one share and 0.975 of a share, respectively, of TCI/Liberty's common stock. Any shares of TCI common stock or TCI preferred stock held by subsidiaries of TCI or by Liberty or its subsidiaries and any shares of Liberty common stock or Liberty preferred stock held by subsidiaries of Liberty or by TCI or its subsidiaries shall be converted into shares of a class or series of TCI/Liberty preferred stock having an equivalent value. As of the date of this Current Report on Form 8-K, the terms and conditions of the preferred stock to be issued to TCI, Liberty or their respective subsidiaries have not been determined. Shares of preferred stock of TCI or Liberty not owned by TCI, Liberty or their respective subsidiaries would be converted into shares of a preferred stock of TCI/Liberty having designations, preferences, rights and qualifications, limitations and restrictions similar to the shares of preferred stock being converted.

(2) Represents the conversion of TCI's investment in Liberty common stock and preferred stock into an investment in TCI/Liberty preferred stock having an equivalent value. Such amount is reflected as a reduction of stockholders' equity due to its related party nature. Such conversion of shares is reflected at the carryover basis of TCI's investment in Liberty. Because the terms of the TCI/Liberty preferred stock to be issued to TCI, Liberty or their respective subsidiaries are not yet known, the condensed unaudited pro forma statements of operations have not been adjusted to reflect any dividends that might accrue on the TCI/Liberty stock.

(3) Reflects the elimination of the historical preferred stock of TCI not owned by TCI, Liberty or their respective subsidiaries. Such historical preferred stock of TCI will be converted into a like kind of TCI/Liberty preferred stock.

(4) Reflects the elimination of 82,323,000 and 3,538,000 shares of TCI Class A and TCI Class B common stock, respectively. Such TCI common shares are held by TCI, Liberty or their respective subsidiaries and will be converted into TCI/Liberty preferred stock having an equivalent value.

(5) Reflects the elimination of TCI's share of Liberty's historical earnings or losses. See note (2) above.

(6)      Reflects the income tax effect of the pro forma adjustments.

(7) Reflects the elimination of the preferred stock dividend requirement on TCI preferred stock assumed to be converted into preferred stock of TCI/Liberty (see note 3).

                           LIBERTY MEDIA CORPORATION
                    Condensed Pro Forma Financial Statements

                               September 30, 1993
                                  (unaudited)


         The following unaudited condensed pro forma balance sheet of Liberty, as of September 30, 1993, assumes that the sale by Liberty of the 50% partnership interest in American Movie Classics Company ("AMC") had occurred as of such date. Additionally, such balance sheet also assumes that the TCI/Liberty Merger, whereby TCI and Liberty will each become wholly-owned subsidiaries of TCI/Liberty, had occurred as of such date.

         In addition, unaudited condensed pro forma combined statements of operations of Liberty for the nine months ended September 30, 1993 and for the year ended December 31, 1992 are included which assume the following had occurred prior to January 1, 1992:

         (a)     the sale by Liberty of its 50% partnership interest in AMC,

         (b)     the Recapitalization Agreement, as defined in note 5,

         (c) the purchase by a subsidiary of TCI of a 16% limited partnership interest in Intermedia Partners from a subsidiary of Liberty,

         (d) the acquisition of 20 million shares of Class B common stock of Home Shopping Network, Inc. ("HSN"),

         (e)     the Tender, as defined in note 6,

         (f) the acquisition of all general and limited partnership interests in Mile Hi Cablevision Associates, Ltd. ("Mile Hi") as described in note 7,

         (g) the conversion of all the outstanding shares (10,974 shares) of Liberty's Class A Convertible Preferred Stock ("Class A Preferred Stock") into 4,405,678 shares of Liberty Class A common stock and 55,070 shares of Class E, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock ("Class E Preferred Stock"), and

         (h)     the TCI/Liberty Merger.

         The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the foregoing events had actually occurred on January 1, 1992. These pro forma combined financial statements, which do not reflect the effects of the proposed merger of BAC, TCI and Liberty, should be read in conjunction with the historical financial statements of Liberty and the condensed unaudited pro forma financial statements of TCI and TCI/Liberty included elsewhere herein.

                           LIBERTY MEDIA CORPORATION

                       Condensed Pro Forma Balance Sheet
                                  (unaudited)


                                                                 September 30, 1993
                                                     ------------------------------------------
                                                      Liberty         Pro forma
                                                     Historical   Adjustments(1)(3)   Pro forma
                                                     ----------   -----------------   ---------
Assets                                                           amounts in thousands
- ------
Cash, receivables, inventories,
  prepaids and other current
  assets, net                                        $  223,106       175,000 (2)       398,106

Deferred income taxes                                     2,460            --             2,460

Investment in and advances to
  affiliates and others                                 547,612        13,170 (2)       456,771
                                                                     (104,011)(3)

Property and equipment, net of
  accumulated depreciation                              235,447            --           235,447

Franchise costs, intangibles and
  other assets,
  net of amortization                                   436,260            --           436,260
                                                     ----------      --------         ---------

                                                     $1,444,885        84,159         1,529,044
                                                     ==========      ========         =========

Liabilities and Stockholders' Equity
- ------------------------------------

Payables and accruals                                $  249,836        50,000 (2)       299,836

Debt                                                    514,725            --           514,725

Other liabilities                                            64            --                64
                                                     ----------      --------         ---------

    Total liabilities                                   764,625        50,000           814,625
                                                     ----------      --------         ---------

Minority interests                                      181,555                         181,555

Preferred stock subject to
  mandatory redemption                                  151,922      (151,922)(4)            --

Common stockholders' equity                             346,783       138,170 (2)       484,936
                                                                          (17)(4)

Investment in TCI/Liberty                                    --      (104,011)(3)        47,928
                                                                      151,939 (4)
                                                     ----------      --------         ---------

                                                     $1,444,885        84,159         1,529,044
                                                     ==========      ========         =========


See accompanying notes to unaudited condensed pro forma combined financial statements.

                           LIBERTY MEDIA CORPORATION

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)

                                                              Nine months ended September 30, 1993
                                   ------------------------------------------------------------------------------------------
                                                                                                     Pro forma
                                    Liberty     Effect of Recap-        HSN           Mile Hi       Adjustments     Pro forma
                                   Historical    italization(5)    Historical(6)   Historical(7)    (1)(3)(6)(7)    Combined
                                   ----------   ----------------   -------------   -------------   --------------   ---------
                                                                      amounts in thousands
                                                                    except per share amounts
Revenue                           $ 795,840            --            103,640          7,568              --          907,048

Operating, selling, general
  and administrative expenses      (761,893)           --           (103,718)        (4,989)             --         (870,600)

Depreciation and amortization       (33,159)           --             (2,579)        (1,479)         (5,358)(8)      (42,575)
                                  ---------         -----           --------         ------         -------         --------

    Operating income (loss)             788            --             (2,657)         1,100          (5,358)          (6,127)

Interest expense                    (21,357)           --             (2,146)        (2,180)         (7,702)(9)      (31,205)
                                                                                                      2,180 (10)

Dividend and interest income         17,168            --              1,633              6           3,091 (11)      21,898

Gain on sale of investment           10,613            --                 --             --              --           10,613

Loss on sale of investments
  to TCI                            (22,129)           --                 --             --              --          (22,129)

Share of earnings of affiliates,
  net                                39,092            --                 --             --             380 (12)      30,273
                                                                                                     (9,199)(13)

Minority interests                   (1,621)           --                 --             --              57 (14)       1,974
                                                                                                        170 (15)
                                                                                                      3,368 (16)

Provision for impairment
  of investment                      (8,167)           --                 --             --              --           (8,167)

Other, net                           (1,828)           --               (847)            --              --           (2,675)
                                  ---------         -----           --------         ------         -------         --------

    Earnings (loss) before
      income taxes and
      extraordinary item             12,559            --             (4,017)        (1,074)        (13,013)          (5,545)

Income tax expense                   (6,769)           --             (1,741)            --           4,942 (17)      (3,568)
                                  ---------         -----           --------         ------         -------         --------

    Earnings (loss) before
      extraordinary item              5,790            --             (5,758)        (1,074)         (8,071)          (9,113)

Extraordinary item-loss on
  early extinguishment of debt,
  net of taxes                       (2,191)           --             (5,051)            --              --           (7,242)
                                  ---------         -----           --------         ------         -------         --------

    Net earnings (loss)               3,599            --            (10,809)        (1,074)         (8,071)         (16,355)

Dividend requirement on
  redeemable preferred stocks       (26,131)        9,179                 --             --          16,966 (20)          --
                                                                                                        (14)(18)
                                  ---------         -----           --------         ------         -------         --------

    Net earnings (loss)
      attributable to
      common shareholders         $ (22,532)        9,179            (10,809)        (1,074)          8,881          (16,355)
                                  =========         =====           ========         ======         =======         ========

Net loss attributable to
  common shareholders before
  extraordinary item              $   (0.15)
Extraordinary item, net               (0.02)
                                  ---------
Loss per common share             $   (0.17)
                                  =========

  See accompanying notes to unaudited condensed pro forma combined financial statements.

                           LIBERTY MEDIA CORPORATION

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)


                                                                Year ended December 31, 1992
                                   ------------------------------------------------------------------------------------------
                                                                                                     Pro forma
                                    Liberty     Effect of Recap-        HSN           Mile Hi       Adjustments     Pro forma
                                   Historical    italization(5)    Historical(6)   Historical(7)    (1)(3)(6)(7)    Combined
                                   ----------   ----------------   -------------   -------------   --------------   ---------
                                                                      amounts in thousands
                                                                    except per share amounts
Revenue                           $ 156,513             --           1,071,827       34,567              --        1,262,907

Operating, selling, general
  and administrative expenses      (144,363)            --            (954,425)     (23,402)             --       (1,122,190)

Depreciation and amortization       (15,546)            --             (46,623)      (7,017)        (25,572)(8)      (94,758)
                                  ---------         ------           ---------      -------         -------       ----------

    Operating income (loss)          (3,396)            --              70,779        4,148         (25,572)          45,959

Interest expense                     (7,329)            --             (21,926)     (10,580)        (22,039)(9)      (51,294)
                                                                                                     10,580 (10)

Dividend and interest income         26,243             --               4,310           --             117 (19)      30,670

Share of earnings of affiliates,
  net                                12,549             --                  --           --          (7,839)(13)       4,710

Loss on sale                        (17,826)            --                  --           --              --          (17,826)

Premium received upon
  redemption of preferred
  stock investment                    8,248             --                  --           --              --            8,248

Minority interests                    4,734             --                  --           --             270 (14)     (11,603)
                                                                                                      1,024 (15)
                                                                                                    (17,631)(16)

Other, net                             (328)            --              (1,213)          --              --           (1,541)
                                  ---------         ------           ---------      -------         -------       ----------

    Earnings (loss) before
      income taxes                   22,895             --              51,950       (6,432)        (61,090)           7,323

Income tax expense                   (8,962)            --             (21,812)          --          13,829 (17)     (16,945)
                                  ---------         ------           ---------      -------         -------       ----------

    Net earnings (loss)              13,933             --              30,138       (6,432)        (47,261)          (9,622)

Dividend requirement on             (41,631)        22,122                  --           --          19,839 (20)          --
  redeemable preferred stocks                                                                          (330)(18)
                                  ---------         ------           ---------      -------         -------       ----------

    Net earnings (loss)
      attributable to
      common shareholders         $ (27,698)        22,122              30,138       (6,432)        (27,752)          (9,622)
                                  =========         ======           =========      =======         =======       ==========

Loss per common share             $   (0.22)
                                  =========


  See accompanying notes to unaudited condensed pro forma combined financial statements.

                           LIBERTY MEDIA CORPORATION

           Notes to Condensed Pro Forma Combined Financial Statements

                               September 30, 1993
                                  (unaudited)

(1) On September 16, 1993, Liberty announced that one of its subsidiaries received notice from Rainbow Program Enterprises that Rainbow Program Enterprises had elected to purchase Liberty's 50% partnership interest in AMC under the terms of a buy/sell provision contained in the AMC partnership agreement. A subsidiary of Liberty had initiated the buy/sell procedure on August 1, 1993. Liberty expects to receive net pre-tax cash proceeds of approximately $170 million from the sale and an additional $5 million from a buy-out of Liberty's consulting agreement with AMC.

(2) Represents assumed cash received from the sale of the 50% partnership interest in AMC by Liberty, pursuant to the terms of the buy/sell provision contained in the AMC partnership agreement (see note 1), and the corresponding increase in investment in affiliates, payables and accruals, and common stockholders' equity. Such increase in investment in affiliates is due to a negative balance in Liberty's carrying value due to distributions in excess of Liberty's basis in such investment. The increase in payables and accruals represents the estimated income taxes payable on the sale. The increase in common stockholders' equity is due to the difference between Liberty's carrying value of such investment and the purchase price of the same reduced by the estimated income tax effect. Such gain is not reflected in the pro forma combined statement of operations due to its non-recurring nature.

(3) Pursuant to the TCI/Liberty Agreement, the TCI/Liberty Merger will be structured as a tax free exchange whereby the common and preferred stock of TCI and Liberty would be exchanged for like shares of TCI/Liberty. The TCI/Liberty Agreement provides that each share of TCI's and Liberty's common stock (other than shares of common stock owned by TCI, Liberty or their respective subsidiaries) would be converted into one share and 0.975 of a share, respectively, of TCI/Liberty's common stock. Any shares of TCI common stock or TCI preferred stock held by subsidiaries of TCI or by Liberty or its subsidiaries and any shares of Liberty common stock or Liberty preferred stock held by subsidiaries of Liberty or by TCI or its subsidiaries shall be converted into shares of a class or series of TCI/Liberty preferred stock having an equivalent value. (As a result, 3,478,000 shares of Liberty Class A common stock held by a subsidiary of TCI will be converted into TCI/Liberty preferred stock having an equivalent value.) As of the date of this Current Report on Form 8-K, the terms and conditions of the preferred stock to be issued to TCI, Liberty or their respective subsidiaries have not been determined. Shares of preferred stock of TCI or Liberty not owned by TCI, Liberty or their respective subsidiaries would be converted into shares of a preferred stock of TCI/Liberty having designations, preferences, rights and qualifications, limitations and restrictions similar to the shares of preferred stock being converted. Adjustment represents the conversion of Liberty's investment in TCI common stock into an investment in TCI/Liberty preferred stock having an equivalent value. Such amount is reflected as a reduction of stockholders' equity due to its related party nature. Such conversion of shares is reflected at the carryover basis of Liberty's investment in TCI. Because the terms of the TCI/Liberty preferred stock to be issued to TCI, Liberty or their respective subsidiaries are not yet known, the condensed unaudited pro forma statements of operations have not been adjusted to reflect any dividends that may accrue on the TCI/Liberty preferred stock.





                                                                     (continued)

                           LIBERTY MEDIA CORPORATION

           Notes to Condensed Pro Forma Combined Financial Statements

                               September 30, 1993
                                  (unaudited)

(4) Reflects the elimination of the historical preferred stock of Liberty held by TCI or its subsidiaries. Such historical preferred stock of Liberty will be converted into TCI/Liberty preferred stock having an equivalent value. The terms of such TCI/Liberty preferred stock have not yet been determined. See note 3.

(5) On June 3, 1993, Liberty completed the transaction contemplated by the Recapitalization Agreement entered into on March 26, 1993 with certain subsidiaries of TCI (such transaction is included in the Liberty historical column of the pro forma balance sheet). Pursuant to the Recapitalization Agreement, Liberty purchased 100% of the outstanding shares of its Class C Redeemable, Exchangeable Preferred Stock (the "Class C Preferred Stock") and 927,900 shares of its Class A common stock. Liberty paid a purchase price of approximately $175 million for the Class C Preferred stock and approximately $19 million for the Class A common stock. The aggregate purchase price of approximately $194 million was satisfied by delivery of $12 million in cash and four promissory notes totaling $182 million. In the accompanying unaudited condensed pro forma statements of operations, the preferred stock dividend requirement on such purchased preferred stock has been eliminated.

         Also on June 3, 1993, Liberty and a subsidiary of TCI entered into the Purchase and Sale Agreement pursuant to which a TCI subsidiary purchased from Liberty a 16% limited partnership interest in Intermedia Partners for a purchase price of approximately $9 million (such sale is included in the Liberty historical column of the pro forma balance sheet). Liberty also granted TCI an option to purchase its remaining 6% interest prior to December 31, 1995 for approximately $3.6 million plus interest at 8% per annum.

(6) On February 11, 1993, Liberty acquired from RMS Limited Partnership 20,000,000 shares of Class B common stock (the "Class B Stock") of HSN for an aggregate purchase price of $58 million in cash and 8,000,000 shares of the Class A common stock of Liberty. Additionally, on June 1, 1993, Liberty completed the purchase of approximately 16 million shares of the common stock ("Common Stock") of HSN at a price of $7.00 per share (the "Tender"). In addition, Liberty had acquired Common Stock of HSN previous to the acquisition of the Class B Stock. Such Common Stock combined with the acquired Common Stock in the Tender and the acquired Class B Stock represents 41.5% of the common equity and approximately 71% of the voting power of HSN. These purchases are included in the September 30, 1993 Liberty historical column of the pro forma balance sheet.

         For the purpose of presenting a fiscal year for HSN which is within 93 days of Liberty's, HSN's fiscal year has been brought up to November 30, 1992. This was accomplished by adding the November 30, 1992 quarter-end results to the fiscal year ended August 31, 1992 and deducting the comparable preceding year quarter-end results.



                                                                     (continued)

                           LIBERTY MEDIA CORPORATION

           Notes to Condensed Pro Forma Combined Financial Statements

                               September 30, 1993
                                  (unaudited)


(7) On March 15, 1993, Mile Hi Cable Partners, L.P. ("New Mile Hi") completed the acquisition (the "Acquisition") of all the general and limited partnership interests in Mile Hi, the owner of the cable television system serving Denver, Colorado (such acquisition is included in the Liberty historical column of the pro forma balance sheet). New Mile Hi is a limited partnership formed among Community Cable Television ("CCT") (78% limited partnership interest), Daniels Communications, Inc. ("DCI") (1% limited partnership interest) and P & B Johnson Corp. (21% general partnership interest), a corporation controlled by Robert L. Johnson, a member of the Board of Directors of Liberty. CCT is a general partnership in which a wholly-owned subsidiary of Liberty is a 50.001% partner and a wholly- owned subsidiary of TCI is a 49.999% partner. New Mile Hi is a consolidated subsidiary of Liberty for financial reporting purposes.

         Prior to the Acquisition, Liberty, through a wholly-owned subsidiary, indirectly owned a 32.175% interest in Mile Hi through its ownership of a limited partnership interest in Daniels & Associates Partners Limited ("DAPL"), one of Mile Hi's general partners.

         DAPL was liquidated on March 12, 1993, at which time a subsidiary of Liberty (and partner in DAPL) received a liquidating distribution consisting of a portion of DAPL's partnership interest in Mile Hi representing the 32.175% interest in Mile Hi and a loan receivable of approximately $50 million (the "Mile Hi Note").

         Of the estimated $110 million in cash required by New Mile Hi to complete the transaction, $105 million was loaned to New Mile Hi by CCT and $5 million was provided by Mr. Johnson's corporation as a capital contribution to New Mile Hi. Of the $5 million contributed by Mr. Johnson's corporation, approximately $4 million was provided by CCT through loans to Mr. Johnson and trusts for the benefit of his children. CCT funded its loans to New Mile Hi and the Johnson interests by drawing down $93 million under its revolving credit facility and by borrowing $16 million from TCI in the form of a subordinated note.

(8) Depreciation and amortization of the purchase price of Mile Hi and HSN allocated to its tangible and intangible assets are based upon weighted average lives of 12-1/2 years for tangible assets, 11 years for intangible assets and 40 years for franchise costs.

(9) Represents interest on borrowings to finance the cash portion of the consideration for the acquisition of the partnership interests in Mile Hi and the interest on the promissory notes delivered to TCI pursuant to the Recapitalization Agreement (see note 5). Interest on the borrowings for the Mile Hi acquisition is calculated at the weighted average rate of 6% in effect for the nine months ended September 30, 1993 and 6.3% in effect for the year ended December 31, 1992.

(10) Reflects the reduction in interest expense arising from the assumed repayment of Mile Hi debt at January 1, 1992 and the elimination of the intercompany interest expense recorded by Mile Hi on its debt to CCT.



                                                                     (continued)

                           LIBERTY MEDIA CORPORATION

           Notes to Condensed Pro Forma Combined Financial Statements

                               September 30, 1993
                                  (unaudited)


(11) Represents the increase in interest income on assumed proceeds from the sale of the partnership interest in AMC, net of the reduction of interest income on funds used to make payment for the acquisition of the HSN Class B Stock and the Tender (see note 6). Such amount of reduced interest income assumes the cash was invested in short-term, interest-bearing accounts earning interest at 4% per annum for the nine months ended September 30, 1993.

(12)     Elimination of share of losses of Mile Hi through March 15, 1993.

(13)     Elimination of share of earnings of AMC.

(14) Represents the interest income on the loan to a minority partner (see note 7).

(15) Represents the minority partners' 22% interest in the pro forma losses of Mile Hi adjusted for the effects of the acquisition (see note 7).

(16) Represents the minority shareholders' 58.5% interest in the pro forma losses of HSN (see note 6).

(17)     Estimated income tax effect of the pro forma adjustments.

(18) Represents the preferred stock dividend requirement on the additional shares of Class E Preferred Stock related to the conversion of all of the outstanding shares (10,974 shares) of Liberty's Class A Preferred Stock into 4,405,678 shares of Liberty Class A common stock and 55,070 shares of Class E Preferred Stock.

(19) Represents the increase in interest income on assumed proceeds from the sale of the partnership interest in AMC net of the reduction of interest income on funds used to make payment for the acquisition of the HSN Class B Stock and the Tender (see note 6). Such amount of reduced interest assumes the cash used was invested in short-term, interest-bearing accounts earning interest at 4% per annum for the year ended December 31, 1992.

(20) Reflects the elimination of the preferred stock dividend requirement on Liberty preferred stock assumed to be converted into preferred stock of TCI/Liberty. See note 3.

                         "TCI/LIBERTY" AND SUBSIDIARIES

                    Condensed Pro Forma Financial Statements

                               September 30, 1993
                                  (unaudited)


      The following unaudited condensed pro forma balance sheet of TCI/Liberty, dated as of September 30, 1993, assumes that the proposed TCI/Liberty Merger, whereby TCI and Liberty will each become wholly-owned subsidiaries of TCI/Liberty, had occurred as of such date.

      In addition, the unaudited condensed pro forma statements of operations of TCI/Liberty for the nine months ended September 30, 1993 and the year ended December 31, 1992 assume that the proposed TCI/Liberty Merger had occurred prior to January 1, 1992.

      The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the TCI/Liberty Merger had occurred as of January 1, 1992. These condensed pro forma financial statements, which do not reflect the effects of the proposed merger of BAC, TCI and Liberty, should be read in conjunction with the condensed unaudited pro forma financial statements of TCI and Liberty included elsewhere herein and the respective historical financial statements of TCI and Liberty.

                         "TCI/LIBERTY" AND SUBSIDIARIES

                       Condensed Pro Forma Balance Sheet
                                  (unaudited)


                                                                         September 30, 1993
                                                        -----------------------------------------------------
                                                           TCI        Liberty       Pro forma     TCI/Liberty
                                                        Pro forma    Pro forma    adjustments(1)   Pro forma
                                                        ----------   ----------   --------------   ---------
Assets                                                                  amounts in millions
- ------
Cash, receivables and other current assets            $   216          398             --            614

Investment in other affiliates and
  Turner Broadcasting System, Inc.,
  and related receivables                               1,394          457           (197)(2)      1,565
                                                                                      (89)(3)

Property and equipment, net of
  accumulated depreciation                              4,825          235             --          5,060

Franchise costs, intangibles and
  other assets, net of amortization                     9,608          436             --         10,044
                                                      -------       ------         ------         ------

                                                      $16,043        1,526           (286)        17,283
                                                      =======       ======         ======         ======

Liabilities and Stockholders' Equity
- ------------------------------------

Payables and accruals                                 $   708          300            (11)(2)        997

Debt                                                   10,194          514           (186)(2)     10,522

Deferred income taxes                                   3,292           (2)            --          3,290

Other liabilities                                          83           --             --             83
                                                      -------       ------         ------         ------

    Total liabilities                                  14,277          812           (197)        14,892
                                                      -------       ------         ------         ------

Minority interests                                        288          181            (89)(3)        380

Redeemable preferred stock                                 --           --             18 (4)         18

Stockholders' equity:
  Class A common stock                                    381           84             (2)(5)        463
  Class B common stock                                     44           43             (1)(5)         86
  Additional paid-in capital                            1,664          234           (108)(4)      1,479
                                                                                        3 (5)
                                                                                     (314)(6)
  Cumulative foreign currency
    translation adjustment                                (21)          --             --            (21)
  Retained earnings (deficit)                            (452)         138            314 (6)         --
  Receivable from related party                            --          (14)            --            (14)
  Investment in TCI/Liberty                              (138)          48             90 (4)         --
                                                      -------       ------         ------         ------
                                                        1,478          533            (18)         1,993
                                                      -------       ------         ------         ------

                                                      $16,043        1,526           (286)        17,283
                                                      =======       ======         ======         ======


 See accompanying notes to unaudited condensed pro forma financial statements.

                         "TCI/LIBERTY" AND SUBSIDIARIES

                  Condensed Pro Forma Statement of Operations
                                  (unaudited)


                                                           Nine months ended September 30, 1993
                                                    ---------------------------------------------------
                                                       TCI       Liberty      Pro forma     TCI/Liberty
                                                    Pro forma   Pro forma   adjustments(1)   Pro forma
                                                    ---------   ---------   --------------   ---------
                                                       amounts in millions
Revenue                                              $ 3,104         907         (41)(7)         3,970

Operating, selling, general and
  administrative expenses                             (1,695)       (871)         41 (7)        (2,525)

Depreciation and amortization                           (659)        (42)         --              (701)
                                                     -------      ------      ------            ------

    Operating income (loss)                              750          (6)         --               744

Interest expense                                        (549)        (31)          5 (8)          (575)

Interest and dividend income                              23          22          (5)(8)            40

Share of earnings (losses) of
  affiliates, net                                        (44)         30          --               (14)

Gain (loss) on disposition                                49         (20)         --                29

Loss on early extinguishment of debt                     (17)         (7)         --               (24)

Other expense, net                                       (12)         --          --               (12)
                                                     -------      ------      ------            ------

    Earnings (loss) before
      income taxes                                       200         (12)         --               188

Income tax expense                                      (173)         (4)         --              (177)
                                                     -------      ------      ------            ------

    Net earnings (loss)                                   27         (16)         --                11

Dividend requirement on
  redeemable preferred stocks                             --          --          (8)(9)            (8)
                                                     -------      ------      ------            ------

    Net earnings (loss) attributable
      to common shareholders                         $   27          (16)         (8)                3
                                                     =======      ======      ======            ======

Primary earnings per common
  and common equivalent share                                                                   $  .01 (10)
                                                                                                ======


 See accompanying notes to unaudited condensed pro forma financial statements.

                         "TCI/LIBERTY" AND SUBSIDIARIES

                  Condensed Pro Forma Statement of Operations
                                  (unaudited)


                                                                Year ended December 31, 1992
                                                     --------------------------------------------------
                                                        TCI       Liberty      Pro forma     TCI/Liberty
                                                     Pro forma   Pro forma   adjustments(1)   Pro forma
                                                     ---------   ---------   --------------   ---------
                                                              amounts in millions
Revenue                                               $ 3,574        1,263        (46)(7)         4,791

Operating, selling, general
  and administrative expenses                          (1,946)      (1,122)        46 (7)        (3,022)

Depreciation and amortization                            (672)         (95)        --              (767)
                                                      -------       ------     ------            ------

    Operating income                                      956           46         --             1,002

Interest expense                                         (718)         (51)        --              (769)

Interest and dividend income                               69           31         --               100

Share of earnings (losses) of
  affiliates, net                                        (103)          12         --               (91)

Gain (loss) on disposition                                  9          (18)        --                (9)

Loss on early extinguishment of debt                      (67)          --         --               (67)

Other expense, net                                        (29)         (13)        --               (42)
                                                      -------       ------     ------            ------

    Earnings before income taxes                          117            7         --               124

Income tax expense                                       (144)         (17)        --              (161)
                                                      -------       ------     ------            ------

    Loss from continuing operations                   $   (27)         (10)        --               (37)
                                                      =======       ======     ======            ======

    Dividend requirement on
      redeemable preferred stocks                     $    --           --        (23)(9)           (23)
                                                      =======       ======     ======            ======

    Net loss applicable to
      common stockholders
      from continuing operations                      $   (27)         (10)       (23)              (60)
                                                      =======       ======     ======            ======

Loss per common share from
  continuing operations                                                                          $ (.11)(11)
                                                                                                 ======


 See accompanying notes to unaudited condensed pro forma financial statements.

                         "TCI/LIBERTY" AND SUBSIDIARIES

               Notes to Condensed Pro Forma Financial Statements

                               September 30, 1993
                                  (unaudited)


(1) Pursuant to the TCI/Liberty Agreement, the TCI/Liberty Merger will be structured as a tax free exchange whereby the common and preferred stock of TCI and Liberty would be exchanged for like shares of TCI/Liberty. The TCI/Liberty Agreement provides that each share of TCI's and Liberty's common stock (other than shares of common stock owned by TCI, Liberty or their respective subsidiaries) would be converted into one share and 0.975 of a share, respectively, of TCI/Liberty's common stock. Any shares of TCI common stock or TCI preferred stock held by subsidiaries of TCI or by Liberty or its subsidiaries and any shares of Liberty common stock or Liberty preferred stock held by subsidiaries of Liberty or by TCI or its subsidiaries shall be converted into shares of a class or series of TCI/Liberty preferred stock having an equivalent value. As of the date of this Current Report on Form 8-K, the terms and conditions of the preferred stock to be issued to TCI, Liberty or their respective subsidiaries have not been determined. Shares of preferred stock of TCI or Liberty not owned by TCI, Liberty or their respective subsidiaries would be converted into shares of a preferred stock of TCI/Liberty having designations, preferences, rights and qualifications, limitations and restrictions similar to the shares of preferred stock being converted.

(2) Represents the elimination of intercompany indebtedness between TCI and Liberty.

(3) Represents the elimination of TCI's minority interest in the equity of a consolidated subsidiary of Liberty.

(4) Reflects the issuance of a like kind of preferred stock of TCI/Liberty in exchange for TCI preferred stock not owned by TCI, Liberty or their respective subsidiaries. Additionally, all preferred stock of TCI/Liberty held by TCI, Liberty or their respective subsidiaries (reflected in the TCI pro forma financial information and the Liberty pro forma financial information as "Investment in TCI/Liberty") has been eliminated in consolidation with TCI/Liberty.

(5) Reflects the net conversion of TCI and Liberty common stock held other than by TCI, Liberty or their subsidiaries, at the exchange ratios described in note 1, into like shares of TCI/Liberty.

(6) Reflects the elimination of the combined historical accumulated deficit of TCI and Liberty.

(7) Represents the elimination of intercompany revenue and operating expenses between TCI and Liberty arising from the sale of certain cable television programming to their respective cable television subscribers.

(8) Represents the elimination of interest on intercompany indebtedness between TCI and Liberty.



                                                                     (continued)

                         "TCI/LIBERTY" AND SUBSIDIARIES

               Notes to Condensed Pro Forma Financial Statements


(9) Represents the preferred stock dividend requirement on preferred stock of TCI/Liberty other than preferred stock issued to TCI, Liberty or their respective subsidiaries.

(10) Reflects primary earnings per common and common equivalent share based upon 550,002,756 weighted average shares. Such amount is calculated utilizing 431,890,323 weighted average shares of TCI at September 30, 1993 (such amount representing TCI's weighted average shares, disclosed in their historical financial statements, reduced by 41,060,990 shares of TCI common stock excluded in the pro forma calculation due to its anti-dilutive effect) reduced by 6,525,721 shares of TCI common stock previously held by Liberty and 128,028,988 weighted averages shares of Liberty at September 30, 1993 (such amount representing Liberty's weighted average shares, as disclosed in their historical financial statements, adjusted by Liberty common stock equivalents previously excluded because they had an anti-dilutive effect, shares of Liberty common stock issued in the HSN merger and Liberty common stock repurchased from TCI in 1993, all of which have been adjusted by
         0.975 of a share) reduced by 3,390,834 shares of Liberty common stock (as adjusted by 0.975 of a share) previously held by TCI.

(11) Reflects loss per common share from continuing operations based upon 541,346,130 weighted average shares. Such amount is calculated utilizing 424,060,747 weighted average shares of TCI at December 31, 1992, as disclosed in their historical financial statements, reduced by 6,525,721 shares of TCI common stock previously held by Liberty and 127,201,938 weighted averages shares of Liberty at December 31, 1992 (such amount representing Liberty's weighted average shares, as disclosed in their historical financial statements, adjusted by shares of Liberty common stock issued in the HSN merger and Liberty common stock repurchased from TCI in 1993, all of which have been adjusted by
         0.975 of a share) reduced by 3,390,834 shares of Liberty common stock (as adjusted by 0.975 of a share) previously held by TCI.

                                 EXHIBIT INDEX


Listed below are the exhibits which are filed as part of this report (according to the number assigned to them in Item 601 of Regulation S-K):


      (2.1)            Agreement and Plan of Merger, dated as of January 27,
                         1994, by and among Tele-Communications, Inc., Liberty Media Corporation, TCI/Liberty Holding Company, TCI Mergeco, Inc. and Liberty Mergeco, Inc.*




      (2.2) Letter of Intent, dated October 12, 1993, among Bell Atlantic Corporation, Tele-Communications, Inc. and Liberty Media Corporation.
                         Incorporated herein by reference to TCI's Current
                           Report on Form 8-K, dated October 26, 1993.





             * The Agreement and Plan of Merger contains indexes identifying the items, including exhibits and schedules, annexed thereto. A copy of any omitted item will be furnished supplementally to the Commission upon request.